As filed with the Securities and Exchange Commission on August 18, 2004
                           Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      CONTRARIAN PUBLIC INVESTMENT I, INC.
              Exact name of registrant as specified in its charter)

            COLORADO                         6770                20-1481636
(State or other jurisdiction of       (Primary Standard        (I.R.S. Employer
 incorporation or organization)   Industrial Classification        ID No.)
                                        Code Number)

                           735 Broad Street, Suite 218
                          Chattanooga, Tennessee 37402
                                 (423) 265-5062
                   (Address, including zip code, and telephone
             number, including area code, of registrant's principal
                               executive offices)

                                 Douglas A. Dyer
                           735 Broad Street, Suite 218
                          Chattanooga, Tennessee 37402
                                 (423) 265-5062
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                 WITH COPIES TO:

                                 Craig G. Ongley
                        Vial, Hamilton, Koch & Knox, LLP
                         1700 Pacific Avenue, Suite 2800
                               Dallas, Texas 75201
                                 (214) 712-4400
                            Facsimile: (214) 712-4402
                            ------------------------

              Approximate date of commencement of proposed sale to
           the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: |X|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering period. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering period. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering period. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that the registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                         CALCULATION OF REGISTRATION FEE

                                                              Proposed Maximum
                                                         ------------------------
Title of Each Class of           Amount to be       Offering Price       Aggregate Offering      Registration Fee
Securities to be Registered      Registered          Per Share (1)               (1)

Common Stock, $0.001 par
value:

To be issued by the
Registrant in acquisition
transactions (2)                   15,000,000            $0.001                $15,000                 $2.00

      1. Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

      2. If the fair market value of property received in exchange for acquisition shares exceeds $.001 per share, we will recalculate the registration fee in accordance with Rule 457 and pay an additional fee at the time of our post-effective amendment.

Part I.    Information Required in Prospectus

 Item No.        Required Item                                                   Location or Caption
------------     --------------------------------------------------              ---------------------------------------
      1.         Front of Registration Statement and Outside Front               Front of Registration Statement and
                 Cover of Prospectus                                             Outside Front Cover of Prospectus

      2.         Inside Front and Outside Back Cover Pages of                    Inside Front Cover Page of Prospectus
                 Prospectus                                                      and Outside Front Cover Page of
                                                                                 Prospectus
      3.         Summary Information and Risk Factors                            Prospectus Summary; Risk Factors

      4.         Use of Proceeds                                                 Use of Proceeds

      5.         Determination of Offering Price                                 Front Cover Page;
                                                                                 Plan of Distribution

      6.         Dilution                                                        Dilution

      7.         Selling Security Holders                                        Selling Security Holders

      8.         Plan of Distribution                                            Plan of Distribution

      9.         Legal Proceedings                                               Legal Proceedings

      10.        Directors, Executive Officers, Promoters and                    Management
                 Control Persons
      11.        Security Ownership of Certain Beneficial Owners                 Principal Stockholders
                 and Management
      12.        Description of Securities                                       Description of Securities

      13.        Interest of Counsel                                             Legal Matters

      14.        Disclosure of Commission Position on                            Statement as to Indemnification
                 Indemnification for Securities Act Liabilities

      15.        Organization Within Last Five Years                             Management; Certain Transactions

      16.        Description of Business                                         Proposed Business

      17.        Management's Discussion and Analysis                            Proposed Business - Plan of Operation
                 of Plan of Operation

      18.        Description of Property                                         Proposed Business

      19.        Certain Relationships and Related Transactions                  Certain Transactions

      20.        Market for Common Stock and Related                             Front Cover Page; Market for our
                 Stockholder Matters                                             Common Stock; Plan of Distribution

      21.        Executive Compensation                                          Remuneration

      22.        Financial Statements                                            Financial Statements

      23.        Changes in and Disagreements with Accountants                   Not Applicable
                 on Accounting and Financial Disclosure


         (THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK)

Preliminary Prospectus                                    Subject to Completion

                      CONTRARIAN PUBLIC INVESTMENT I, INC.

                        15,000,000 SHARES OF COMMON STOCK

      This registration statement covers an initial public distribution of our stock. We are a "blank check company" as defined by the Securities and Exchange Commission ("SEC") in Rule 419 of the Securities Act of 1933 (the "Securities Act"). Our registration statement includes 15,000,000 shares that we may offer to issue in connection with a business combination. We will receive equity consideration in exchange for these shares. The proceeds from the resale of such shares may be substantial.

      This is a "self-underwritten" distribution. That means we will not use an underwriter in connection with the negotiation of a business combination or the issuance of any shares. However, we reserve the right to enter into appropriate underwriting or brokerage contracts if warranted.

      Investing in our shares is extremely speculative. The offering described in this prospectus involves a very high degree of risk. Persons who cannot afford to lose their entire investment should not consider an investment in our shares. SEE "RISK FACTORS."

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement we filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted

              The date of this prospectus is _______________, 2004

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY..........................................................7
SUMMARY OF THE BUSINESS COMBINATION OFFERING................................7
SUMMARY OF THE CONSOLIDATED FINANCIAL INFORMATION...........................9
YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419.......................9
RISK FACTORS...............................................................10
FORWARD-LOOKING STATEMENTS.................................................14
USE OF PROCEEDS............................................................15
ARBITRARY DETERMINATION OF OFFERING PRICE..................................15
DILUTION...................................................................16
CAPITALIZATION.............................................................16
LEGAL PROCEEDINGS..........................................................16
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATION............................... .......................16
BUSINESS...................................................................18
BUSINESS DESCRIPTION.......................................................19
MANAGEMENT.................................................................27
EXECUTIVE COMPENSATION OF OFFICERS AND DIRECTORS...........................33
PRINCIPAL STOCKHOLDERS.....................................................35
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.............................35
DESCRIPTION OF SECURITIES..................................................36
INTEREST OF NAMED EXPERTS AND COUNSEL IN REGISTRATION STATEMENT............39
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES................................ ................39
RECENT TRANSACTIONS IN UNREGISTERED SECURITIES.............................41
MARKET FOR OUR COMMON STOCK................................................41
PLAN OF DISTRIBUTION.......................................................42
EXPERTS....................................................................45
LEGAL MATTERS..............................................................45
WHERE YOU CAN FIND ADDITIONAL INFORMATION..................................45

INDEX TO FINANCIAL STATEMENTS..............................................F-1

                   UNTIL 90 DAYS AFTER THE DATE WHEN THE STOCK
             CERTIFICATES ARE RELEASED FROM THE ESCROW ACCOUNT, ALL
                        DEALERS THAT EFFECT TRANSACTIONS
        IN OUR SHARES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY
    BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS'
                OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS
                  UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD
                          ALLOTMENTS OR SUBSCRIPTIONS.

                                     PART I

                  NARRATIVE INFORMATION REQUIRED IN PROSPECTUS
                    INSIDE FRONT AND OUTSIDE BACK COVER PAGES
               SEE FRONT AND BACK COVER pages of this prospectus.

                               PROSPECTUS SUMMARY

      We have registered this distribution under the Securities Act for the purpose of creating a "public shell" and facilitating our efforts to effect a business combination with an unidentified, privately held company.

      Our company is classified as a "blank-check" company, sometimes referred to as a "shell" company. It is a legally formed entity that is designed to facilitate transactions with and for other corporations that have ongoing operations, but may not have, in the past, structured their corporate formation to facilitate the eventual trading of their stock. As a "blank-check" corporation, our company may present an advantageous merger candidate, as it has already established an identity with the Securities and Exchange Commission ("SEC") in the form of a reporting history.

      Blank check companies may offer alternative routes to "go public" for smaller companies that cannot secure an underwriter for an initial public offering ("IPO"). Companies that can complete an underwritten IPO may find that route to be more advantageous, as it is a process that can raise a significant amount of capital for the company in a relatively short amount of time.

      Certain disadvantages are inherent in becoming a public company, and these should be carefully considered by any business considering a possible business combination with our company. Immediately upon consummation of a merger with the Company, the surviving entity would be subject to all of the reporting requirements of the Securities Exchange Act of 1934 (the "1934 Act"). Additionally, management would assume certain fiduciary duties with respect to shareholders and the public, including, but not limited to; the timely disclosure of all material information regarding our company that might bear upon the consideration of our company's stock as a suitable investment; the duties of care and loyalty in the conducting of our company's business; and the duty not to misappropriate corporate opportunities.

      Prior to entering into a business combination, our company will fulfill the reporting requirements of the 1934 Act through the services of its officers, directors and general counsel.

      We were incorporated in the State of Colorado on August 21, 2003. Our principal executive office is located at 735 Broad Street, Suite 218, Chattanooga, Tennessee 37402. Our telephone number is (423) 265-5062. We do not currently have a website or Internet home page.

                  SUMMARY OF THE BUSINESS COMBINATION OFFERING

 Securities                                       15,000,000  shares of our
                                                  common stock, $0.001 par value

 Offering Price                                   $.001 per share

 Offering Proceeds                                Not Applicable.

 Expiration                                       Date The offering
                                                  will expire
                                                  eighteen (18)
                                                  months from the
                                                  date of this
                                                  prospectus.

 Common stock outstanding prior
 to the offering                                  1,850,000 shares

 Common stock to be outstanding  after
 the business combination                         16,850,000 shares

Information Applicable to Offerings:

      If we  negotiate  a  business  combination,  we will  send  each  existing shareholder an updated prospectus that describes the proposed business combination and all related transactions. Each shareholder will then be required to either approve the proposed transactions in writing and retain their shares, or reject the proposed transactions and instruct us to cancel their shares from our shareholder ledger. Although we have not commenced the search for a business combination target we plan to do so upon the date this registration statement becomes effective. There can be no assurances that we will be able to locate a target or negotiate a business combination on acceptable terms.

      If we complete a business combination and existing shareholders of our company agree to accept their physical stock certificates as outlined below, they will be required to retain ownership of at least one hundred (100) shares until the earlier of (a) six months after the closing of the business combination, or (b) the listing of the stock of the combined companies on a nationally recognized exchange.

      If we ultimately conclude that we will be unable to negotiate a suitable business combination, comply with Rule 419 and close the proposed transactions within 18 months from the date of this prospectus, we intend to distribute any remaining assets to our existing stockholders and liquidate.

Stock Certificates and NASDAQ Listing

      Our existing shareholders will not receive a physical stock certificate or be permitted to sell their shares until we negotiate a business combination, comply with the requirements of Rule 419 and close the transaction. Our shareholder ledger will be held in escrow so that physical stock certificates may be issued to all of our shareholders only upon consummation of the business combination transaction and each shareholder's confirmation that they wish to retain their shares.

      Our shares are not expected to qualify for immediate inclusion in the national exchange after completion of a business combination and may never qualify for such a listing. If a national exchange listing is unavailable, the likely alternative would be a listing on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that do not qualify for inclusion on any national exchange. If a public market for our shares develops, it is likely to be illiquid and volatile.

General Business Combination Strategy

      The following example provides summary forward-looking information on the future ownership of our company assuming that 15,000,000 shares are issued in connection with a business combination and 1,850,000 original shareholder shares are held and not sold to the owners of a target.

                                  Original        Stock issuances  Potential future  Percent of
                                  Holdings          and (sales)      ownership         total
                                  -----------      -------------     -----------     -----------
Our Original Shareholders          1,850,000        1,850,000         1,850,000            10.98%
Stock currently outstanding                                --

Owners of the Target
business combination shares               --       15,000,000        15,000,000            89.02%
                                                                     ----------       ----------
received

Total Shares Outstanding
after business combination                                            16,850,000          100.00%
                                                                     ==========       ==========

                 SUMMARY OF THE CONSOLIDATED FINANCIAL OFFERING

      The following table sets forth our historical selected consolidated financial information for the periods indicated. The data for the year ended June 30, 2004 are derived from our audited financial statements, which are included elsewhere in this prospectus.

STATEMENT OF OPERATIONS DATA                      PERIOD ENDED JUNE 30, 2004
----------------------------                      --------------------------

Net Sales (Loss) Income Before Taxes                   $ . 00

Net (Loss) Income                                      (1,850)
(Loss) Earnings Per Share:                              (.001)
Diluted                                                 (.001)

BALANCE SHEET DATA                                PERIOD ENDED JUNE 30, 2004
------------------                                --------------------------

Current Assets                                     $      .00

Total Assets                                              .00
Current Liabilities                                       .00
Long-Term Debt and Other Long-Term
Liabilities                                               .00
Stockholders' (Deficit) Equity                            .00


              YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419

Deposit of Certificates

Rule 419 requires that securities held or transferred by affiliates be deposited into the escrow account governed by an agreement which contains certain terms and provisions specified by Rule 419. Under Rule 419, the securities will be released to existing shareholders only after we have met the following basic conditions:

o We must file a post-effective amendment to our registration statement which includes the results of this offering including, but not limited to, the gross offering proceeds raised, the amounts paid for underwriting commissions, underwriting expenses and dealer allowances, if any, amounts disbursed to us and amounts remaining in the escrow account. The post-effective amendment must also contain information regarding the acquisition candidate and its business, including audited financial statements.

o Within five business days after the effective date of the post-effective amendment, we will send by first class mail or other equally prompt means, to all shareholders of securities held in escrow or trust, a copy of the prospectus contained in the post-effective amendment and any amendment or supplement thereto;

o Each shareholder shall have no fewer than 20 business days and no more than 45 business days from the effective date of the post-effective amendment to notify us in writing that he/she elects to keep their shares. If we have not received such written notification by the 45th business day following the effective date of the post-effective amendment, such shareholder will be stricken from the shareholder ledger held in the escrow or trust account and notice shall be sent by first class mail or other equally prompt means within five business days;

o After we submit a signed representation to the escrow agent that the requirements of Rule 419 have been met and after the acquisition is closed, the escrow agent can release the physical stock certificates to our existing shareholders.

Accordingly, we have entered into an escrow agreement with Lane Capital Markets, Fairfield County, Connecticut which provides that:

o The shareholder ledger is to be deposited promptly upon receipt into the escrow account maintained by the escrow agent.

o All securities issued in this offering and any other securities issued to affiliates and/or their assigns as a result of their ownership of the registered securities, including securities issued as a result of stock splits, stock dividends or similar rights are to be deposited directly into the escrow account promptly upon issuance. Names must be included on the shareholder ledger or other documents evidencing the securities. The securities held in the escrow account are to remain as issued, and are to be held for the existing shareholder's sole benefit. Such shareholders still retain the voting rights, if any to the securities held in their name. The securities held in the escrow account may neither be transferred or disposed of nor any interest created in them other than by will or the laws of descent and distribution, or under a qualified domestic relations order as defined by the Internal Revenue Code of 1986 or Table 1 of the Employee Retirement Income Security Act.

                                  RISK FACTORS

      We provide the following risk factor disclosure in connection with our continuing effort to qualify our written and oral forward looking statements for the safe harbor protection of the Litigation Reform Act and any other similar safe harbor provisions. However, the Litigation Reform Act safe harbor does not apply to initial public offerings. Important factors currently known to us that could cause actual results to differ materially from those in forward looking statements include the following disclosures:

      The shares offered hereby are speculative and involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment.

      General Risk Factors

      IF WE NEED ADDITIONAL FINANCING TO CONTINUE OPERATIONS, OUR ABILITY TO LOCATE THE BEST AVAILABLE BUSINESS OPPORTUNITY MAY BE IMPAIRED.

      We have very limited funds, and such funds may not be adequate to take advantage of any available business opportunities. Even if our funds prove to be sufficient to acquire an interest in, or complete a transaction with, a business opportunity, we may not have enough capital to exploit the opportunity. Our ultimate success may depend upon our ability to raise additional capital. We have not investigated the availability, source, or terms that might govern the acquisition of additional capital and will not do so until we determine a need for additional financing. If additional capital is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to us. If not available, our operations will be limited to those that can be financed with our modest capital.

      OUR LIMITED OPERATING HISTORY MAY SEVERELY IMPACT OUR ABILITY TO OPERATE AND LOCATE THE BEST AVAILABLE BUSINESS OPPORTUNITY.

      Our company was formed in August of 2003 for the purpose of registering its common stock under the 1933 Act and acquiring a business opportunity. We have no operating history, revenues from operations, or assets. We face all of the risks of a new business plus the special risks inherent in the investigation, acquisition, or involvement in a potential new business opportunity. We must be regarded as a new or "start-up" venture with all of the unforeseen costs, expenses, problems, and difficulties to which such start-up ventures are subject.

      A DESIRABLE BUSINESS COMBINATION TARGET WILL BE UNAVAILABLE TO OUR COMPANY IF THE TARGET CANNOT PROVIDE AUDITED FINANCIAL STATEMENTS.

      Section 13 of the Securities Exchange Act of 1934 (the "1934 Act"), requires companies subject to that section to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one or two years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare such statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by us. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the 1934 Act are applicable.

      We will be putting significant reliance upon Financial Statements in selecting a potential business combination which could result in a poor choice of candidates. The Company will require audited financial statements from companies that it proposes to acquire. Given cases where audited financials are available, the Company will have to rely upon interim period unaudited information received from target companies' management that has not been verified by outside auditors. The lack of the type of independent verification which audited financial statements would provide, increases the risk that the Company, in evaluating an acquisition with such a target company, will not have the benefit of full and accurate information about the financial condition and recent interim operating history of the target company. This risk increases the prospect that the acquisition of such a company might prove to be an unfavorable one for the Company or the holders of the Company's securities.

      NO POTENTIAL BUSINESS OPPORTUNITY HAS BEEN IDENTIFIED AND WILL BE HIGHLY RISKY.

      We have not identified and have no commitments to enter into or acquire a specific business opportunity and, therefore, we can only disclose the risks and hazards of a business or opportunity that it may enter into in only a general manner, and we cannot currently disclose the risks and hazards of any specific business or opportunity that we may enter into. A shareholder can expect any potential business opportunity we might consider to be quite risky. Our acquisition of or participation in a business opportunity will likely be highly illiquid and could result in a total loss to us and our stockholders if the business or opportunity proves to be unsuccessful.

      OUR COMPANY MAY NOT BE ABLE TO CONDUCT AN EFFECTIVE AND EXHAUSTIVE INVESTIGATION AND ANALYSIS OF POTENTIAL BUSINESS OPPORTUNITIES AS OUR OPERATING FUNDS ARE LIMITED AND SUCH FAILURE MAY RESULT IN A POOR SELECTION OF A BUSINESS OPPORTUNITY.

      We have very limited funds and the lack of full-time management will likely make it impracticable to conduct a complete and exhaustive investigation and analysis of a business opportunity before we commit our capital or other resources thereto. Management decisions, therefore, will likely be made without detailed feasibility studies, independent analysis, market surveys and the like which, if we had more funds available to us, would be desirable. Because our officers and directors have a limited experience in business analysis, there can be no assurance that they will consummate a business combination transaction with the most optimal target available.

      We will be particularly dependent in making decisions upon information provided by the promoter, owner, sponsor, or others associated with the business opportunity seeking our participation. A significant portion of our available funds may be expended for investigative expenses and other expenses related to preliminary aspects of completing an acquisition transaction, whether or not any business opportunity investigated is eventually acquired.

      OUR COMPANY MAY NOT BE ABLE TO CONSUMMATE THE MOST OPTIMAL BUSINESS COMBINATION TRANSACTION AS PARTICIPATION BY MANAGEMENT IN THE DAILY OPERATIONS OF THE COMPANY IS LIMITED.

      We currently have three individuals who are serving as our only officers and directors. We will be heavily dependent upon their skills, talents, and abilities to implement our business plan, and may, from time to time, find that the inability of our officers and directors to devote their full time attention to our business results in a delay in progress toward implementing our business plan. Furthermore, since only five individuals are serving as our officers and directors, we will be entirely dependent upon their experience in seeking, investigating, and acquiring a business and in making decisions regarding our operations. We anticipate that our officers and directors will only be capable of spending an aggregate of 10 hours per week on the operation of our business.

      THERE CAN BE NO ASSURANCE THAT WE WILL BE SUCCESSFUL IN SELECTING A PROFITABLE BUSINESS COMBINATION.

      There can be no assurance that we will acquire a favorable business opportunity. If we become involved in a business opportunity, there is no assurance that it will generate revenue or profits, or that the market price of our common stock will increase as a result of the operations of the business combination.

      IF WE FAIL TO MAINTAIN AN EXEMPTION FROM THE INVESTMENT COMPANY ACT, OUR OPERATING FLEXIBILITY WOULD BE RESTRICTED, WHICH COULD RESULT IN NEGATIVE EFFECTS TO OUR BUSINESS, FINANCIAL CONDITIONS OR RESULTS OF OPERATIONS.

      We intend to conduct our business so as not to become regulated as an investment company under the Investment Company Act. If we fail to qualify for exemption from registration as an investment company, our ability to operate efficiently and effectively utilizing our limited funds would be substantially reduced, and we would be unable to conduct our business as we currently do. Any failure to qualify for this exemption would have a material adverse effect on us.

      Risks for Certain Non-Affiliate Shareholders

      DEPENDING ON THE NATURE OF THE BUSINESS COMBINATION ENTERED INTO, IT IS POSSIBLE THAT MANAGEMENT WILL RECEIVE FAVORABLE TERMS OF EXCHANGE WITH THE TARGET COMPANY THAT WILL NOT BE AVAILABLE TO OTHER SHAREHOLDERS.

      Management may actively negotiate or otherwise consent to the purchase of any portion of their common shares as a condition to or in connection with a proposed merger or acquisition transaction. It is emphasized that our management may effect transactions having a potentially adverse impact upon our shareholders pursuant to the authority and discretion of our management to complete acquisitions without submitting any proposal to the stockholders for their consideration. In some instances, however, the proposed participation in a business opportunity may be submitted to the stockholders for their consideration, either voluntarily by such directors to seek the stockholders' advice and consent or because state law so requires.

      EXISTING SHAREHOLDERS OF THE COMPANY MAY SUFFER SIGNIFICANT DILUTION TO THEIR OWNERSHIP PERCENTAGE OF THE COMPANY, INSOFAR AS THE BUSINESS COMBINATION ENTERED INTO MAY INVOLVE THE ISSUANCE OF A LARGE NUMBER OF AUTHORIZED BUT UNISSUED SHARES TO THE TARGET COMPANY.

      It is likely that we will acquire our participation in a business opportunity through the issuance of our common stock or other securities. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called "tax free" reorganization under the Internal Revenue Code of 1986, depends upon the issuance to the stockholders of the acquired company of a controlling interest (i.e. 80% or more) of the common stock of the combined entities immediately following the reorganization. If a transaction were structured to take advantage of these provisions rather than other "tax free" provisions provided under the Internal Revenue Code, our current stockholders would retain in the aggregate 20% or less of the total issued and outstanding shares. By the terms of this registration statement, we are anticipating issuing up to 15,000,000 shares of our common stock in a business combination transaction. This could result in substantial dilution in the equity of those who were our stockholders prior to such reorganization whereby our current stockholders' ownership would be reduced from 100% to 10.98%. Any such issuance of additional shares might also be done simultaneously with a sale or transfer of shares representing a controlling interest in our company by the current officers, directors and principal shareholders.

      YOU WILL NOT BE ABLE TO SELL YOUR SHARES UNTIL WE COMPLETE A BUSINESS COMBINATION AND WILL HAVE NO POTENTIAL LIQUIDITY FOR YOUR SHARES UNTIL SUCH BUSINESS COMBINATION IS CONSUMMATED AND AN ACTIVE TRADING MARKET DEVELOPS.

      Our shareholder ledger and stock certificates, if any, for all existing shareholders will be promptly deposited in an escrow account and held in trust until we close a business combination. Current stockholders will not be able to sell or transfer their shares until we have completed a business combination and the escrow agent has mailed their stock certificates to them.

      WE EXPECT A BUSINESS COMBINATION WILL RESULT IN A CHANGE OF CONTROL AND OUR CURRENT OFFICERS WILL NOT HAVE ANY POWER TO ENSURE THAT AN ACTIVE TRADING MARKET DEVELOPS.

      We plan to issue up to 15,000,000 acquisition shares in connection with a business combination. Therefore we expect a business combination to result in a change in control. After a change in control, the owners of the target will have the right to appoint their own officers and directors and our current officers will have no power to influence future decisions, seek a listing for our stock or take any other action to promote an active public market. There can be no assurance that we will be able to negotiate appropriate after-market support agreements or that any terms we negotiate will be effective. If the combined companies do not devote sufficient time and resources to developing and promoting an active trading market, you may be unable to sell your shares at any price.

      THE PERSONAL PECUNIARY INTERESTS OF OUR OFFICERS MAY CONFLICT WITH THEIR FIDUCIARY DUTIES TO OUR SHAREHOLDERS.

      It is likely that a business combination and the potential resale of certain shares issued to our officers and directors will result in the transfer of property to us and the payment of cash to our officers and directors. Therefore, the personal pecuniary interests of our officers and directors may conflict with their fiduciary duties to our shareholders since they may separately negotiate the sale of their shares prior to an active trading market developing. Consequently, it is possible that our officers and directors may select a target for a business combination that has the ability to purchase affiliate shares but does not necessarily represent the best business combination for our shareholders. We will not receive any proceeds from the sale of our affiliate shares.

      OUR INABILITY TO COMPENSATE OUR OFFICERS AND PRINCIPAL ADVISORS WITH CASH WILL INCREASE THE POTENTIAL FOR CONFLICTS OF INTEREST.

      Certain conflicts of interest exist between us and our officers and directors as follows:

(a) They have other business interests to which they devote their attention, and they may be expected to continue to do so. As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as to whether certain needs of our company may not be adequately and necessarily addressed, provided our officers and directors elect to devote attention to outside interest when they could be attending to the needs of our company;

(b) Certain of our officers and directors will own all of the issued and outstanding stock of several additional corporations to be formed in the future which are likely to be used as additional shell companies. Thus, we may be in competition with other shell companies owned by our officers and directors. in seeking merger candidates.

(c) It is anticipated that our officers and directors may actively negotiate or otherwise consent to the purchase of a portion of their common stock as a condition to, or in connection with, a proposed merger or acquisition transaction. In this process, our officers and/or directors may consider their own personal pecuniary benefit rather than the best interests of our shareholders, and our shareholders are not expected to be afforded the opportunity to approve or consent to any particular stock buy-out transaction. See "Conflicts of Interest."

      Certain Risks for Owners of Potential Target Companies

      YOU SHOULD EXPECT INCREASED SCRUTINY FROM THE REGULATORY COMMUNITY AND SKEPTICISM FROM THE FINANCIAL COMMUNITY IF YOU ENTER INTO A BUSINESS COMBINATION WITH OUR COMPANY.

      Congress has found that blank check companies have been common vehicles for fraud and manipulation in the penny stock market. Moreover, the financial community views shell transactions with a high degree of skepticism until the combined companies have been active for a sufficient period of time to demonstrate credible operating performance. Increased regulatory scrutiny and heightened market skepticism may increase your future costs of regulatory compliance and make it more difficult for the combined companies to establish an active trading market.

      YOU SHOULD NOT CONSIDER A BUSINESS COMBINATION WITH OUR COMPANY IF YOU CURRENTLY NEED ADDITIONAL CAPITAL, OR WILL REQUIRE ADDITIONAL CAPITAL WITHIN 12 TO 18 MONTHS.

      A business combination with our company will not provide an effective means of accessing capital markets. Therefore, you should not consider a business combination with us if you currently need additional capital, or will require additional capital within 12 to 18 months. Until the combined companies have been active for a sufficient period of time to demonstrate credible operating performance, it will be very difficult, if not impossible, for you to raise additional capital to finance the combined companies' operations. You cannot assume that the combined companies will ever be able to raise additional capital.

      IF THE COMBINED COMPANIES ARE SUCCESSFUL, THERE MAY NOT BE ENOUGH SHARES AVAILABLE TO SATISFY THE MARKET.

      Our capital structure has been designed to foster the development of an orderly trading market. However, if the combined companies are successful, but existing stockholders who hold the common stock registered in this offering, decide not to sell their shares, the small number of shares traded may make it difficult to satisfy market demands. Our existing stockholders can be expected to maximize their personal benefit and if substantial quantities of our shares are withheld from the market, the supply and demand imbalances may drive the market price of the stock of the combined companies to levels that cannot be sustained over the long-term.

                           FORWARD-LOOKING STATEMENTS

      This prospectus contains certain forward-looking statements within the meaning of the federal securities laws. When used in our documents or in any oral presentation, statements which are not historical in nature, including the words "anticipate," "estimate," "should," "expect," "believe," "intend," and similar expressions are intended to identify forward-looking statements. They also include statements containing a projection of revenues, earnings (loss), capital expenditures, dividends, capital structure or other financial terms. Certain statements regarding the following particularly are forward-looking in nature:

o     our business strategy;

o     our management capabilities;

o     projected acquisitions or joint ventures; and

o     projected capital expenditures.

      The forward-looking statements in this prospectus are based on our management's beliefs, assumptions, and expectations of our future economic performance, taking into account the information currently available to them. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us, that may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial position to differ materially from expectations are:

o general volatility of the capital markets and the market price of our shares;

o changes in the interest rates or the general economy of the markets in which we operate;

o our ability to identify and complete acquisitions and successfully integrate the businesses we acquire;

o disruption in the economic and financial conditions primarily from the impact of recent terrorist attacks in the United States, threats of future attacks, police and military activities overseas and other disruptive worldwide political events;

o     changes in the demand for our services;

o     the degree and nature of our competition; and

o the other factors referenced in this prospectus, including, without limitation, under the "Risk Factors" section.

      We provide these disclosures in connection with our continuing effort to qualify our written and oral forward looking statements for the safe harbor protection of the Litigation Reform Act and any other similar safe harbor provisions. However, the Litigation Reform Act safe harbor does not apply to initial public offerings.

      We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed in this prospectus might not occur, we qualify any and all of our forward-looking statements entirely by these cautionary factors.

                                 USE OF PROCEEDS

      If we close a business combination, we will retain equity consideration in connection with the issuance of our shares. It is impossible to predict the value of such shares.

      There can no assurances that any business combination will be completed. In that event, there is a substantial risk to us that failure to complete a business combination will significantly restrict our business operation and force management to cease operations and liquidate our company.

      Subject to the limitations described in this prospectus, certain affiliates may resell or transfer all or any portion of their shares to existing shareholders, participants in a business combination and others. The proceeds from the resale of affiliate shares may be substantial. We will not have any interest in the proceeds from the resale of any affiliate shares.

Reports to Stockholders

      We plan to furnish our stockholders with an annual report for each fiscal year containing financial statements audited by our independent certified public accountants. Additionally, we may, in our sole discretion, issue unaudited quarterly or other interim reports to our stockholders when we deem appropriate. We intend to comply with the periodic reporting requirements of the 1934 Act for so long as we are subject to those requirements.

                    ARBITRARY DETERMINATION OF OFFERING PRICE

      We have not commenced negotiating a price for our shares since we are not in a position to negotiate a price until a business combination candidate is available and a post-effective amendment is prepared, filed and distributed to all of our shareholders.

                                    DILUTION

      On the date of this prospectus, our net tangible book value is $0.00, or approximately $0.00 per share. Since the potential transfer and/or sale of our original shareholder shares involves currently issued and outstanding shares, it will not change the net tangible book value of our stock. We cannot predict whether a business combination will ultimately result in dilution to the investors. If the target has a weak balance sheet, a business combination may result in significant dilution. If a target has a relatively strong balance sheet, there may be no material dilution. Assuming all $5,000,000 shares of common stock are used in acquiring the business combination, the current stockholders will experience a dilution of their ownership in the Company from 100% to 10.98%.

                                 CAPITALIZATION

      The following table sets forth our capitalization at June 30, 2004. The table also presents as adjusted information that gives retroactive effect to the completion of the original shareholder distribution. This data is qualified in its entirety by our financial statements.

                                                                  As of June 30,
                                                                         2004
Common stock, $0.001 par value, 50,000,000 shares
authorized, 1,850,000 shares issued and outstanding,                 $ 1,850

Preferred, $0.001 par value, 50,000,000 shares authorized,
no shares issued and outstanding                                           0

Additional paid-in capital                                                 0

Deficit accumulated during development stage                          (1,850)
                                                                     -------

Total stockholders' deficit                                          $   .00
                                                                     -------

                                LEGAL PROCEEDINGS

      Neither our company nor any of our affiliates are a party, nor is any of their property subject, to material pending legal proceedings or material proceedings known to be contemplated by governmental authorities.

                      MANAGEMENTS' DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

      We intend to seek to acquire assets or shares of an entity actively engaged in business which generates revenues, in exchange for its securities. We have no particular acquisitions in mind and have not entered into any negotiations regarding such an acquisition. None of our officers, directors, promoters or affiliates have engaged in any preliminary contact or discussions with any representative of any other company regarding the possibility of an acquisition or merger between our company and such other company as of the date of this registration statement.

      As stated hereinabove, we will not acquire or merge with any entity which cannot provide independent audited financial statements prior to our filing a post-effective amendment and subsequently closing of the proposed transaction. We will be subject to all of the reporting requirements included in the 1934 Act upon filing a Form 8-K subsequent to the effectiveness of this registration statement. Included in these requirements is the affirmative duty to file independent audited financial statements as part of its Form 8-K to be filed with the SEC upon consummation of a merger or acquisition, as well as the Company's audited financial statements included in its annual report on Form 10-K (or 10-KSB, as applicable). If such audited financial statements are not available prior to closing, or within time parameters necessary to insure our compliance with the requirements of Rule 419, or if the audited financial statements provided do not conform to the representations made by the candidate to be acquired in the closing documents, the closing will not be possible.

Present Financial Condition

      We were incorporated in the State of Colorado on August 23, 2003. Our founders acquired 1,850,000 shares of our common stock at our company's par value of $0.001, for services rendered in connection with the organization of our company. They also agreed to pay all organization costs from their personal funds.

      The shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Act") and are restricted securities within the meaning of Rule 144 of the Act.

      While we incurred organization, operating and offering costs through June 30, 2004, our Company paid none of these costs. All costs were paid by our officers who will continue to do so until a business combination is completed on behalf of the Company.

Liquidity and Capital Resources

      Our company remains in the development stage and, since inception, has experienced no significant change in liquidity or capital resources or stockholder's equity. Our company's balance sheet as of June 30, 2004, reflects a current asset value of $0.00, and a total asset value of $0.00.

Results of Operations

      During the period from August 23, 2003 (inception) through June 30, 2004, our company has engaged in no significant operations other than organizational activities and preparation for registration of its securities under the Securities Act, as amended. No revenues were received by our company during this period.

      For the current fiscal year, our company anticipates incurring a loss as a result of organizational expenses, expenses associated with registration under the Securities Act, and expenses associated with locating and evaluating acquisition candidates. We also anticipate that until a business combination is completed with an acquisition candidate, we will not generate revenues, and may continue to operate at a loss after completing a business combination, depending upon the performance of the acquired business.

      All of our affiliate shareholders, officers and directors have verbally agreed that they will advance to us certain additional funds which we need for operating capital and for costs in connection with searching for or completing an acquisition or merger. These will primarily consist of services rendered, specifically SEC compliance and the due diligence required as a condition precedent to any business combination. These individuals will share all costs and/or expenses equally and will distribute their portion to us when such cost and/or expense is incurred. These persons have also agreed that such advances will be made interest free without expectation of repayment unless the owners of the business which we acquire or merge with agree to repay all or a portion of such advances. Such repayment will in no way be a condition to the selection of a target company.

      We will not borrow any funds from anyone other than our current shareholders for the purpose of repaying advances made by our affiliate shareholders, officers and directors, and we will not borrow any funds to make any payments to any promoters, management or their affiliates or associates.

      We have no cash-in-hand or working capital, other than that relied upon from our affiliate shareholders, officers and directors as described above. We have sustained a Net Loss of $1,850 from our inception date through June 30, 2004 and will continue to incur additional losses in connection with maintaining the operations of our business until a business combination is consummated. There can be no assurance that we will be able to continue to rely on our affiliate shareholders, offices and directors for providing us with working capital and/or cash-in-hand and may not be able to continue our operations if such contributions are not received.

Ongoing Plan of Operations

      We believe that our affiliate shareholders, officers and directors will assist us to meet the various cash needs, including the costs of compliance with the continuing reporting requirements of the 1934 Act, as amended, for a period of approximately eighteen (18) months. Accordingly, in the event we are able to complete a business combination during this period, we anticipate that our affiliate's loans will be sufficient to allow us to accomplish our goal of completing a business combination. There is no assurance, however, that these available funds will ultimately prove to be adequate to allow us to complete a business combination, and once a business combination is completed, our needs for additional financing are likely to increase substantially. We plan to maintain our operations during the next twelve months by working to make this registration statement effective and handling the costs and expenses that will be incurred in that process. Subsequent to the effective date, we can move forward with our reporting obligations under the 1934 Act and work to secure a relationship with a target company that will move towards the completion of a business combination with that entity.

      We do not plan any further research and development with respect to refining our business plan and do not expected to purchase or sale any significant equipment. Also, we do not expect any significant changes within our human resource network nor do we expect to add additional employees.

                                    BUSINESS

General

Requirements of Rule 419

      Generally, all securities issued in connection with an offering by a blank check company and the gross proceeds from the offering shall be deposited promptly into an escrow account maintained by an "insured depository institution," as that term is defined in section 3(c)(2) of the Federal Deposit Insurance Act; or a separate bank account established by a broker or dealer registered under the 1934 Act maintaining net capital equal to or exceeding $25,000 (as calculated pursuant to 1934 Act Rule 15c3-1, in which the broker or dealer acts as trustee for persons having the beneficial interests in the account, prior to the consummation of a business combination transaction. Although we will receive no proceeds prior to the consummation of a business combination transaction, we will deposit our shareholder ledger in escrow as described above and include all shareholders, their respective addresses and telephone numbers and number of shares held.

      Our initial registration statement shall disclose the specific terms of our offering, including, but not limited to:

      1. The terms and provisions of the escrow or trust agreement and the effect of the escrow or trust agreement upon the shareholder's securities required to be deposited into the escrow or trust account;

      2. The obligation of us to provide, and the right of our shareholder to receive, information regarding an acquisition, including the requirement that shareholders confirm in writing their investment in our securities.

      If,  during  any  period  in which  offers  or sales  are  being  made,  a significant acquisition becomes probable, we shall file promptly a post-effective amendment disclosing and including, our financial statements and the company to be acquired as well as certain pro forma financial information.

      Upon execution of an agreement for the acquisition of a business or assets that will constitute our business (or a line of business) and for which the fair value of the business or net assets to be acquired represents at least 80 percent of the maximum offering proceeds, including proceeds received or to be received upon the exercise or conversion of any securities offered, but excluding amounts payable to non-affiliates for underwriting commissions, underwriting expenses, and dealer allowances, we shall file a post-effective amendment that disclose various information, including our financial statements and the company acquired or to be acquired and certain pro forma financial information.

Terms of the Rule 419 offering

      The terms of our offering must provide, and we must satisfy, the following conditions:

      1. Within five business days after the effective date of the post-effective amendment, we shall send by first class mail or other equally prompt means, to each shareholder of securities held in escrow or trust, a copy of the prospectus contained in the post-effective amendment and any amendment or supplement thereto;

      2. Each shareholder shall have no fewer than 20 business days and no more than 45 business days from the effective date of the post-effective amendment to notify us in writing that they elect to remain a shareholder. If we have not received such written notification by the 45th business day following the effective date of the post-effective amendment, stock certificates held in the escrow or trust account shall be sent by first class mail or other equally prompt means to the shareholder within five business days; and

      3. The acquisition(s) meeting the criteria set forth above will be consummated if a sufficient number of shareholders confirm their investments.

Post Offering Considerations

      The shareholder ledger held in the escrow or trust account may be released to us and securities may be delivered to the shareholder or other registered holder identified on the shareholder ledger only at the same time as or after:

      1. The escrow agent or trustee has received a signed representation from us, together with other evidence acceptable to the escrow agent or trustee, that the foregoing requirements have been met; and

      2. Consummation of an acquisition(s) meeting the requirements set forth above has occurred.

Provided funds and securities are released from the escrow or trust account to us, the prospectus shall be supplemented to indicate the amount of funds and securities released and the date of release.

                              BUSINESS DESCRIPTION

History and Operations

      Our company was incorporated under the laws of the State of Colorado on August 23, 2003, and is in the early developmental and promotional stages. To date our only activities have been organizational ones, directed at developing our business plan. We have not commenced any commercial operations. We have no full-time employees and own no real estate.

Regulation of "Blank Check" Companies

      The proposed business activities described herein classify us as a "blank check" or "shell company" whose sole purpose at this time is to seek, investigate and, if warranted, and consummate a merger or acquisition with a private entity. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. We do not believe we will undertake any efforts to cause a market to develop in our securities until such time as we have successfully implemented our business plan described herein.

      Regulation of "blank check" companies by the State of Colorado mirrors, to a large extent, the regulation thereof by the SEC The State of Colorado has adopted legislation based upon Section 21E of The Private Securities Litigation Reform Act of 1995. The Act provides a safe harbor for issuers regarding certain forward-looking statements, but specifically excludes from the safe harbor issuers making statements in connection with an offering of securities of a blank check company. Colorado has also adopted an amended Rule 504, made effective August 13, 1992 as part of the Commission's Small Business Initiatives. The amended Rule 504 exempts from registration certain offerings up to $1,000,000. Notably, "blank check" or "development stage" companies are excluded from this exemption also.

      Shareholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

      1. control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

      2. manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

      3. "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons;

      4. excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

      5. the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. The Company's management is aware of the abuses that have occurred historically in the penny stock market. Although the Company does not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to the Company's securities.

Search for Business Opportunity

      As stated earlier, our business plan is to seek, investigate, and, if warranted, acquire one or more properties or businesses, and to pursue other related activities intended to enhance shareholder value. The acquisition of a business opportunity may be made by purchase, merger, exchange of stock, or otherwise, and may encompass assets or a business entity, such as a corporation, joint venture, or partnership. We have very limited capital available through loans by our affiliate shareholders, officers and directors, and it is unlikely that we will be able to take advantage of more than one such business opportunity. We intend to seek opportunities demonstrating the potential of long-term growth as opposed to short-term earnings.

      At the present time we have not identified any business opportunity that we plan to pursue, nor have we reached any agreement or definitive understanding with any person concerning an acquisition. Our officers and directors have previously been involved in transactions involving a merger between an established company and a shell entity, and have a number of contacts within the field of corporate finance. As a result, they have had preliminary contacts with representatives of numerous companies concerning the general possibility of a merger or acquisition by a shell company. However, none of these preliminary contacts or discussions involved the possibility of a merger or acquisition transaction with us.

      It is anticipated that our officers and directors may contact broker-dealers and other persons with whom they are acquainted who are involved in corporate finance matters to advise them of our existence and to determine if any companies or businesses they represent have an interest in considering a merger or acquisition with us. No assurance can be given that we will be successful in finding or acquiring a desirable business opportunity, given the limited funds that are expected to be available for acquisitions, or that any acquisition that occurs will be on terms that are favorable to us or our stockholders.

      Our search will be directed toward small and medium-sized enterprises which have a desire to become public corporations and which are able to satisfy, or anticipate in the reasonably near future being able to satisfy, the minimum asset requirements in order to qualify shares for trading on NASDAQ or on a stock exchange. We anticipate that the business opportunities presented to us will:

      1. be recently organized with no operating history, or a history of losses attributable to under-capitalization or other factors;

      2. be experiencing financial or operating difficulties;

      3. be in need of funds to develop a new product or service or to expand into a new market;

      4. be relying upon an untested product or marketing concept; or

      5. have a combination of the characteristics mentioned in (1) through (4).

      We intend to concentrate our acquisition efforts on properties or businesses that we believe to be undervalued. Given the above factors, shareholders should expect that any acquisition candidate may have a history of losses or low profitability.

We do not propose to restrict our search for investment opportunities to any particular geographical area or industry, and may, therefore, engage in essentially any business, to the extent of its limited resources. This includes industries such as service, finance, natural resources, manufacturing, high technology, product development, medical, communications and others. Our discretion in the selection of business opportunities is unrestricted, subject to the availability of such opportunities, economic conditions, and other factors.

      Potential Consequences of Business Combination

      As a consequence of this registration of its securities, any entity which has an interest in being acquired by, or merging into our company, is expected to be an entity that desires to become a public company and establish a public trading market for its securities. In connection with such a merger or acquisition, it is highly likely that an amount of stock constituting control of our company would be issued by us or purchased from the current principal shareholders of our company by the acquiring entity or its affiliates. If stock is purchased from the current shareholders, the transaction is very likely to result in substantial gains to them relative to their purchase price for such stock.

      All of the outstanding shares of Common Stock held by our present stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. However, recent correspondence directed from the Commission to the NASD suggests that Rule 144 sales by affiliates or their successors/assigns will generally not be afforded an opportunity to rely on Rule 144 for "safe harbor" re-selling under such rule and will most likely only be able to transfer such securities pursuant to an effective registration statement filed under the Securities Act of 1933 (the "Act"). Specifically, the S.E.C., in a January 21, 2000, letter to Mr. Ken Worm of the NASD, has expressed the view that promoters and affiliates of blank-check companies are "underwriters", within the meaning of the '33 Act. Accordingly, securities acquired by non-affiliates from the promoters or affiliates of our Company could not be resold prior to registration under the Act.

      Depending upon the nature of the transaction, our current officers and directors may resign their management positions with our company in connection with our acquisition of a business opportunity. In the event of such a resignation, our current management would not have any control over the conduct of the company following our combination with a business opportunity. It is anticipated that business opportunities will come to our attention from various sources, including our officers and directors, our existing stockholders, professional advisors such as attorneys and accountants, securities broker-dealers, venture capitalists, members of the financial community, and others who may present unsolicited proposals. We have no plans, understandings, agreements, or commitments with any individual for such person to act as a finder of opportunities for us.

      We do not foresee that we would enter into a merger or acquisition transaction with any business where our officers or directors are currently affiliated. Should we determine in the future, contrary to the foregoing expectations, that a transaction with an affiliate would be in the best interests of our company and our stockholders, we are in general permitted by Colorado law to enter into such a transaction if:

      1. The material facts as to the relationship or interest of the affiliate and as to the contract or transaction are disclosed or are known to the Board of Directors, and the Board in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum; or

      2. The material facts as to the relationship or interest of the affiliate and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

      3. The contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified, by the Board of Directors or the stockholders.

                       Selection of Business Opportunities

      To a large extent, a decision to participate in a specific business opportunity may be made upon our analysis of the quality of the other company's management and personnel, the anticipated acceptability of new products or marketing concepts, the merit of technological changes, the perceived benefit the company will derive from becoming a publicly held entity, and numerous other factors which are difficult, if not impossible, to analyze through the application of any objective criteria. In many instances, it is anticipated that the historical operations of a specific business opportunity may not necessarily be indicative of the potential for the future because of the possible need to shift marketing approaches substantially, expand significantly, change product emphasis, change or substantially augment management, or make other changes. We will be dependent upon the owners of a business opportunity to identify any such problems which may exist and to implement, or be primarily responsible for the implementation of, required changes.

      Because we may participate in a business opportunity with a newly organized firm or with a firm which is entering a new phase of growth, it should be emphasized that we will incur further risks, because management in many instances will not have proved its abilities or effectiveness, the eventual market for such company's products or services will likely not be established, and such company may not be profitable when acquired.

      It is anticipated that we will not be able to diversify, but will essentially be limited to one such venture because of our limited financing. This lack of diversification will not permit us to offset potential losses from one business opportunity against profits from another, and should be considered an adverse factor affecting any decision to purchase our securities.

      The analysis of business opportunities will be undertaken by or under the supervision of the our officers and directors, who are not professional business analysts. Since our management has no current plans to use any outside consultants or advisors to assist in the investigation and selection of business opportunities, no policies have been adopted regarding use of such consultants or advisors, the criteria to be used in selecting such consultants or advisors, the services to be provided, the term of service, or regarding the total amount of fees that may be paid.

      We anticipate that we will consider, among other things, the following factors:

      1. Potential for growth and profitability, indicated by new technology, anticipated market expansion, or new products;

      2. Our perception of how any particular business opportunity will be received by the investment community and by our stockholders;

      3. Whether, following the business combination, the financial condition of the business opportunity would be, or would have a significant prospect in the foreseeable future of becoming sufficient to enable the securities of our company to qualify for listing on an exchange or on a national automated securities quotation system, such as NASDAQ, so as to permit the trading of such securities to be exempt from the requirements of Rule 15c2-6 recently adopted by the SEC.

      4. Capital requirements and anticipated availability of required funds, to be provided by us or from operations, through the sale of additional securities, through joint ventures or similar arrangements, or from other sources;

      5. The extent to which the business opportunity can be advanced;

      6. Competitive position as compared to other companies of similar size and experience within the industry segment as well as within the industry as a whole;

      7. Strength and diversity of existing management, or management prospects that are scheduled for recruitment;

      8. The cost of participation by the Company as compared to the perceived tangible and intangible values and potential; and

      9. The accessibility of required management expertise, personnel, raw materials, services, professional assistance, and other required items.

      No one of the factors described above will be controlling in the selection of a business opportunity, and management will attempt to analyze all factors appropriate to each opportunity and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.
Shareholders and potential investors must recognize that, because of our officers and directors' limited capital available for investigation and management's limited experience in business analysis, we may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

      We  are  unable  to  predict  when  we  may   participate  in  a  business
opportunity. We expect, however, that the analysis of specific proposals and the selection of a business opportunity may take several months or more.

      Prior to making a decision to participate in a business opportunity, we will generally request that wet be provided with written materials regarding the business opportunity containing such items as a description of products, services and company history; management resumes; financial information; available projections, with related assumptions upon which they are based; an explanation of proprietary products and services; evidence of existing patents, trademarks, or services marks, or rights thereto; present and proposed forms of compensation to management; a description of transactions between such company and its affiliates during relevant periods; a description of present and required facilities; an analysis of risks and competitive conditions; a financial plan of operation and estimated capital requirements; audited financial statements, and other information deemed relevant.

      As part of the our investigation, our executive officers and directors may meet personally with management and key personnel, may visit and inspect material facilities, obtain independent analysis or verification of certain information provided, check references of management and key personnel, and take other reasonable investigative measures, to the extent of our officers and directors' limited financial resources and management expertise. We do not intend to raise any operating capital by implementing private placements of restricted stock and/or public offerings of our common stock. It is possible that the range of business opportunities that might be available for consideration by us could be limited by the impact of SEC regulations regarding purchase and sale of "penny stocks." The regulations would affect, and possibly impair, any market that might develop in our securities until such time as they qualify for listing on NASDAQ or on another exchange which would make them exempt from applicability of the "penny stock" regulations.

      In regard to the possibility that our shares would qualify for listing on NASDAQ, the current standards include the requirements that the issuer of the securities that are sought to be listed have total shareholder's equity of at least $5,000,000. Many, and perhaps most, of the business opportunities that might be potential candidates for a combination with us would not satisfy the NASDAQ listing criteria.

      Our  management  believes  that  various  types  of  potential  merger  or acquisition  candidates  might  find  a  business  combination  with  us  to  be attractive. These include acquisition candidates desiring to create a public market for their shares in order to enhance liquidity for current shareholders, acquisition candidates which have long-term plans for raising capital through the public sale of securities and believe that the possible prior existence of a public market for their securities would be beneficial, and acquisition candidates which plan to acquire additional assets through issuance of securities rather than for cash, and believe that the possibility of development of a public market for their securities will be of assistance in that process. Acquisition candidates which have a need for an immediate cash infusion are not likely to find a potential business combination with us to be an attractive alternative.

Form of Acquisition

      Specific business opportunities will be reviewed as well as the respective needs and desires of our company. We may implement a structure that may require the merger, consolidation or reorganization of our company with the target company, and although it is likely, there is no assurance that we will be the surviving entity. In addition, our management and stockholders will most likely not have control of a majority of the voting shares of our company following a reorganization transaction. As part of such a transaction, our existing directors may resign and new directors may be appointed. It is likely that we will acquire our participation in a business opportunity through the issuance of our Common Stock or other securities to the target company. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called "tax free" reorganization under the Internal Revenue Code of 1986, depends upon the issuance to the stockholders of the acquired company of a controlling interest (i.e. 80% or more) of the common stock of the combined entities immediately following the reorganization.

      If a transaction were structured to take advantage of these provisions rather than other "tax free" provisions provided under the Internal Revenue Code, our current stockholders would retain in the aggregate 20% or less of the total issued and outstanding shares. This could result in substantial additional dilution in the equity of those who were stockholders of our company prior to such reorganization.

      We will participate in a business opportunity only after the negotiation and execution of a written agreement. Although the terms of such agreement cannot be predicted, generally such an agreement would require specific representations and warranties by all of the parties thereto, specify certain events of default, detail the terms of closing and the conditions which must be satisfied by each of the parties thereto prior to such closing, outline the manner of bearing costs if the transaction is not closed, set forth remedies upon default, and include miscellaneous other terms.

      As a general matter, we anticipate that we will enter into a letter of intent with the management, principals or owners of a prospective business opportunity prior to signing a binding agreement. Such a letter of intent will set forth the terms of the proposed acquisition but will not bind any of the parties to consummate the transaction. Execution of a letter of intent will by no means indicate that consummation of an acquisition is probable. Neither our company nor any of the other parties to the letter of intent will be bound to consummate the acquisition unless and until a definitive agreement concerning the acquisition as described in the preceding paragraph is executed. Even after a definitive agreement is executed, it is possible that the acquisition would not be consummated should any party elect to exercise any right provided in the agreement to terminate it on specified grounds, or our shareholders do not confirm the transaction during the reconfirmation offering.

      It  is   anticipated   that  the   investigation   of  specific   business
opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation would not be recoverable.

Investment Company Act and Other Regulations

      We may participate in a business opportunity by purchasing, trading or selling the securities of such business. We do not, however, intend to engage primarily in such activities. Specifically, we intend to conduct our activities so as to avoid being classified as an "investment company" under the Investment Company Act of 1940 (the "Investment Act"), and therefore to avoid application of the costly and restrictive registration and other provisions of the Investment Act, and the regulations promulgated thereunder.

      Section 3(a) of the Investment Act contains the definition of an "investment company," and it excludes any entity that does not engage primarily in the business of investing, reinvesting or trading in securities, or that does not engage in the business of investing, owning, holding or trading "investment securities" (defined as "all securities other than government securities or securities of majority-owned subsidiaries") the value of which exceeds 40% of the value of its total assets (excluding government securities, cash or cash items). We intend to implement our business plan in a manner which will result in the availability of this exception from the definition of "investment company." Consequently, our participation in a business or opportunity through the purchase and sale of investment securities will be limited.

      Our plan of business may involve changes in our capital structure, management, control and business, especially if it consummates a reorganization as discussed above. Each of these areas is regulated by the Investment Act, in order to protect purchasers of investment company securities. Since our company will not register as an investment company, our stockholders will not be afforded these protections.

      An acquisition made by our company may be in an industry which is regulated or licensed by federal, state or local authorities. Compliance with such regulations can be expected to be a time-consuming and expensive process.

Competition

      We expect to encounter substantial competition in our efforts to locate attractive opportunities, primarily from business development companies, venture capital partnerships and corporations, venture capital affiliates of large industrial and financial companies, small investment companies, and wealthy individuals. Many of these entities will have significantly greater experience, resources and managerial capabilities than our company and will therefore be in a better position than us to obtain access to attractive business opportunities. We also will experience competition from other public "blind pool" companies, many of which may have more capital available than us.

      We will remain an insignificant player among the firms that engage in business combinations. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than us. In view of our combined limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

      Also, we will be competing with a large number of other small public, blank check companies located throughout the United States.

Business Diversification is Unlikely

      Under Rule 419, we will be required to file our post-effective amendment and deliver a final prospectus to existing shareholders as soon as we agree to a business combination where the valuation of the business to be acquired exceeds $12,000, calculated as 80% of the offering proceeds from the sale of the maximum number of shares registered in each of the public offerings contemplated hereby. Since we intend to issue shares in connection with a business combination, any substantial acquisition will probably result in a change in control. Therefore, we will probably not be in a position to make multiple acquisitions and do not intend to negotiate multiple or sequential acquisitions.

      More than likely, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. Our probable lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on our future business. In addition, by consummating a business combination with a single entity, the prospects for our success may become dependent upon the development or market acceptance of a single or limited number of products, processes or services. Accordingly, we cannot assure you that our future operations will prove to be commercially viable.

No Right to Approve Specific Terms

      We do not intend to provide information to our stockholders regarding the potential targets being considered by our management. Our officers and directors will have the executive and equity voting power to unilaterally approve all corporate actions until we negotiate a business combination. As a result, investors in this offering will have no effective voice in decisions made by our management and will be entirely dependent on our management's judgment in the selection of a target and the negotiation of the specific terms of a business combination.

      Under Colorado law, the stockholders of a corporation are not entitled to vote with respect to a stock issuance transaction that does not involve a statutory merger, even if the transaction will result in a change in control. We presently intend to structure a business combination as a voluntary exchange of stock in our company for the assets or outstanding stock of a target. Since we do not intend to conduct a statutory merger or share exchange with a target, we do not intend to seek prior stockholder approval of the terms of a proposed business combination but are still required to file a post-effective amendment to this registration statement and conduct a reconfirmation offering under Rule 419 as outlined above.

Employees

      We presently have no full or part time employees. Our officers and directors are engaged in outside business activities, and the aggregate amount of time they will collectively devote to our business will be approximately ten
(10) hours per week; however, they will receive no compensation from us for their activity other than the common stock shares issued and disclosed in this offering. Upon completion of the public offering, it is anticipated that management will devote the time necessary each month to our affairs or until a successful acquisition of a business has been completed.

Facilities

      We are presently using the offices of two of our beneficial shareholders, Mr. Dyer and Mr. Brennan, as our office, an arrangement which we expect to continue until the completion of the business combination transaction. We presently do not own any equipment, and do not intend to purchase or lease any equipment prior to or upon completion of this offering.

Periodic Reporting and Audited Financial Statements

      We have filed a Form S-1 registration statement for this offering. Therefore, the combined companies will be subject to the reporting requirements of the 1934 Act, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of Rule 419(f)(1) the combined companies will furnish stockholders audited financial statements for the first full fiscal year of operations following consummation of a business combination.

      We will not enter into a business combination agreement with a target that cannot have its financial statements audited in accordance with the requirements of Regulation S-X. In connection with our reconfirmation offering, we will deliver a final prospectus to investors that includes, among other things, audited financial statements for the target and pro forma financial information for the combined companies.

                                   MANAGEMENT

Officers and Directors

The following table identifies our directors and executive officers.

        Name                      Age                           Position
--------------------              ---                    -----------------------
Douglas A. Dyer                    42                    President and Director
Jack W. Eversull, Jr.              62                    Secretary and Director
John D. Lane                       57                    Director

      The directors named above will serve until the first annual meeting of our stockholders. Thereafter, directors will be elected for three-year terms at the annual stockholders' meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated. There is no arrangement or understanding between our directors and/or officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer.

      Our directors and officers will devote their time to our affairs on an "as needed" basis. As a result, the actual amount of time which they will devote to our affairs is unknown and is likely to vary substantially from month to month. However, we believe that our officers and directors will be capable of delivering an aggregate of at least ten (10) hours per week to our operations.

      The following is a brief account of the business experience of each of our directors and executive officers.

      Douglas A. Dyer, Director and President. Mr. Dyer has been the president of Contrarian since its inception in August 2003. Concurrently and since 1998, Mr. Dyer has been a founder and owner of Broad Street Ventures, LLC, an investment banking and venture capital firm. Prior to joining Broad Street, Mr. Dyer was a licensed representative, holding a Series 7 license, with several securities firms, including First Allied Securities, Inc. (1994-1996); Keogler Mergan, Inc. (1992-1994); Mid Atlantic Securities, Inc. (1991-1992); and Raymond James and Associates, Inc. (1986-1991).

      Mr. Dyer has a Bachelor of Science degree in Finance from the University of Tennessee.

      Jack W. Eversull, Jr., Director and Secretary. Mr. Eversull became an officer and director of Contrarian in March 2004. He is also currently engaged as the president of The Eversull Group, Inc., an investor relations firm which he founded in 1997. From 1964 to 1997, Mr. Eversull held various positions with Atmos Energy Corporation and its predecessors, including Vice President of Investor Relations (1989-1997); Senior Vice President, Governmental Affairs and Investor Relations (1988-1989); and Division President, Trans Louisiana Gas Company (1987-1988).

      Mr. Eversull received an MBA in Finance and Marketing from Louisiana State University and a Bachelor of Science in Business Administration and Accounting from Northwestern State University.

      John D. Lane, Director. Mr. Lane has been a director of Contrarian since August 2003. Concurrently and ----------------------- since 2001, Mr. Lane has been the principal executive officer of Lane Capital Markets, Inc., an investment banking concern. Prior to founding Lane Capital Markets, Inc., Mr. Lane held positions in several investment banking firms from 1984 to 2000, including Boettcher & Co., Inc.; Advest & Co., Inc.; Dain Bosworth, Inc.; and Moseley Hallgarten, Inc.

      Since 2002, Mr. Lane has served as chairman of the National Association of Security Dealers ("NASD") District Business Conduct Committee (Boston, Massachusetts); he currently serves on the NASD Small Firm Advisory Board and on the NASD Corporate Finance Committee.

Administration of Our Affairs

      Our officers and directors have agreed to provide  certain  administrative
services  for  us  until  we  complete  a  business   combination.   Under  this
arrangement, they are authorized to:

      1.    provide all necessary office facilities and equipment,

      2.    provide all necessary clerical, support and accounting staff,

      3.    manage our day-to-day operations,

      4.    manage our administrative, accounting and reporting functions,

      5.    assist in the investigation of potential targets, and

      6.    provide   administrative   support  services  to  our  officers  and
            directors in connection with their efforts to identify a suitable target and negotiate a business combination.

      We believe that our officers and director's facilities and staff will be adequate for our needs until we complete a business combination or liquidate our company.

Management's Prior Involvement in Shell Transactions

            Current   management  and  affiliates  have  been  involved  in  the formation of other blank check companies. The following summary reflects other activity by our officers and affiliates.

Name of combined companies                   Leapfrog Smart Products       Americas Power Partners, Inc.     Cytation Corporation

Original name of the shell company             Albara Corporation           Oak Brook Capital II, Inc.        Stylex Homes, Inc.

Inactive since                                   September 2002                    Still active                  Still active

Name of target company                    Leapfrog Smart Products, Inc.    Americas Power Partners, Inc.     Cytation Corporation

Business of combined companies                Software Engineering             Energy Consulting and         Web-Based Education
                                                                                   Project Mgmt.

Closing date                                      February 2000                   September 1999                February 1999

Cash Fees paid by target                              None                           $100,000                        None

Shares issued to certain of our                      242,000                          330,000                      286,000
Affiliates

Percentage of ownership of Target
held by certain of our affiliates (1)
         Douglas A. Dyer                              1.43%                            1.71%                        1.55%
         James H. Brennan                             1.43%                            1.71%                        1.55%

Number of shares issued by Target to
certain of our affiliates:
         Douglas A. Dyer                             121,000                          165,000                      143,000
         James H. Brennan                            121,000                          165,000                      143,000

Shares held by original public
stockholders (2)                                     792,000                          378,000                     1,200,000

Shares issued to target/advisors                    7,650,000                        9,300,000                    8,050,000

OTC Symbol                                            FROG                             APPN                          CYON

Trading since                                     February 2000                    January 2000                 February 1999

Highest sale price (*)                                $9.50                            $6.75                        $13.75

Lowest sale price (*)                                  **                              $0.01                         $0.10

Recent Bid (*)                                         **                              $0.01                         $3.00

----------
(*) Obtained from Bloomberg and PC Quote, January 1, 1999 through July 31, 2004

(**) No longer quoted or active

      1. The table does not include information on the profits received by Mr. Dyer or Mr. Brennan from the resale of shares held by them since the amount of services rendered to the each issuer was in excess of any income they derived from the sale of such shares.

      2. "Shares held by original public stockholders" is defined as those total number of shares that were issued and outstanding, prior to the issuance of shares in connection with the business combination.

      In prior transactions, the stock of the combined companies has only qualified for listing on the OTC Bulletin Board or American Stock Exchange. In each of these transactions, the market prices have been highly volatile, and the markets have not been active, liquid or sustained. Leapfrog Smart Products, Inc. has subsequently been de-listed from the OTC Bulletin Board for failure to file their required 1934 Act reports in a timely manner and appears to have ceased any gainful activity.

      Even if we are successful in completing a business combination our ultimate business goal of achieving an active, liquid, stable and sustained public market for our common stock may not be achieved as there can be no assurance that our business plan will be successful. Our shareholders are encouraged to independently review the available public information, including SEC reports, press releases and historical trading data, on the prior transactions effected by our officers and directors.

      Detailed information on our officers and director's activities with respect to these companies is included in the proxy statements and other SEC reports filed both before and after the business combinations. Additional information, including press releases and the trading history of these companies is available from other public sources. Our shareholders are encouraged to independently review the available public information, including SEC reports, press releases and historical trading data, for the companies that were previously managed by certain of our officers and directors.

Conflicts of Interest

      Our officers and directors will devote only a small portion of their time to the affairs of the Company, estimated to be no more than an aggregate of 10 hours per week. There will be occasions when the time requirements of our business conflict with the demands of their other business and investment activities. Such conflicts may require that we attempt to employ additional personnel. There is no assurance that the services of such persons will be available or that they can be obtained upon terms favorable to us.

      Douglas Dyer, our President, and certain of the Company's officers and directors intend to promote other "blank check" entities in the future. To the extent that other "blank check" entities exist and Contrarian has not been utilized, then a conflict would exist, as our officers and directors may be promoting more than one blank check company at any time.

      There is no procedure in place which would allow our officers and directors to resolve potential conflicts in an arms-length fashion. Accordingly, they will be required to use their discretion to resolve them in a manner which they consider appropriate.

      Our officers and directors may actively negotiate or otherwise consent to the purchase of a portion of their common stock as a condition to, or in connection with, a proposed merger or acquisition transaction. It is anticipated that a substantial premium over the initial cost of such shares may be paid by the purchaser in conjunction with any sale of shares by our officers and directors which is made as a condition to, or in connection with, a proposed merger or acquisition transaction. The fact that a substantial premium may be paid to our officers and directors to acquire their shares creates a potential conflict of interest for them in satisfying their fiduciary duties to us and our other shareholders.

      Even though such a sale could result in a substantial profit to them, they would be legally required to make the decision based upon the best interests of our company and our other shareholders, rather than their own personal pecuniary benefit.

      Shareholders have certain rights with regards to our management, in the event of breaches of certain obligations including loyalty and the misappropriation of a corporate opportunity. Shareholders may seek remedies under several provisions of the 1933 and 1934 acts. Sections 11 and 12 of the '33 Act help safeguard investors against materially false statements in Registration Statements (section 11); and against materially false statements in prospectuses and other communications (section 12). Remedies available under these sections include the reimbursement to the investor, by the company, of the consideration paid for the security minus any gain received thereupon. Investors are also protected by section 10(b) of the '34 Act, which proscribes manipulative or deceptive practices in connection with the purchase or sale of a security; and by section 14(e) of the '34 Act, which proscribes material misstatements in connection with proxies. As many states, including Colorado, have securities laws modeled after the '33 and '34 Acts, remedies may be available under state law as well. In any case, lawsuits under section 11 of the '33 Act may be brought "at law or in equity, in any court of competent jurisdiction."

Indemnification of Officers and Directors

      As permitted by Colorado law, our Articles of Incorporation provide that we will indemnify our directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being or having been our directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the company pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Exclusion of Liability

      Pursuant to the Colorado Business Corporation Act, our Articles of Incorporation exclude personal liability for our directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of Section 7-106-401 of the Colorado Business Corporation Act, or any transaction from which a director receives an improper personal benefit. This exclusion of liability does not limit any right which a director may have to be indemnified and does not affect any director's liability under federal or applicable state securities laws.

Board of Directors

      Colorado provides that a corporation's board of directors may be divided into various classes with staggered terms of office. Our directors are elected for a term of three years and until their successors are elected and qualified.

      We do not have an audit committee or a compensation committee. We do not intend to create an audit committee or a compensation committee until after the completion of a business combination.

Number of Directors

      Our board of directors currently consists of three directors. The number of directors on our board may only be changed by a vote of a majority of our directors, subject to the rights of the holders of any outstanding series of our company's preferred stock to elect additional directors.

Removal of Directors

      Our directors, or the entire board, may be removed for cause by the affirmative vote of the holders of at least 50% of the outstanding shares of common stock entitled to vote in the election of directors, voting as a single class and subject to the rights of the holders of any outstanding series of our company's preferred stock.

Filling Vacancies on the Board of Directors

      Any newly created directorships in our board of directors, resulting from any increase in the number of authorized directors or any vacancies, may be filled by a majority of the remaining members of such board of directors, even though less than a quorum, or in the case of our company, by a sole remaining director, subject to the rights of holders of any outstanding series of preferred stock. Newly created directorships or decreases in directorships in our board of directors are to be apportioned among the classes of directors so as to make all classes as nearly equal in number as practicable, provided that no decreases in the number of directors in our board of directors may shorten the term of any director then in office.

      To the extent reasonably possible, any newly created directorship will be added to the class of directors whose term of office is to expire at the latest date following the creation of that directorship, unless otherwise provided for by resolution of the majority of the directors then in office.

      Any newly eliminated directorship will be subtracted from the class whose office is to expire at the earliest date following the elimination of the directorship, unless otherwise provided for by resolution of the majority of the directors then in office.

Ability to Call Special Meetings

      Special meetings of our stockholders may be called by our board of directors, by affirmative vote of a majority of the total number of authorized directors at that time, regardless of any vacancies, or by the Chief Executive Officer.

Advance Notice Provisions for Stockholder Nominations and Proposals

      Our bylaws allow stockholders to nominate candidates for election to the board of directors at any annual or any special stockholder meeting at which the board of directors has determined that directors will be elected. In addition, the bylaws allow stockholders to propose business to be brought before any annual stockholder meeting. However, nominations and proposals may only be made by a stockholder who has given timely written notice to our Secretary before the annual or special stockholder meeting.

      Under our bylaws, to be timely, notice of stockholder nominations or proposals to be made at our annual stockholder meeting must be received by our Secretary no less than 60 days nor more than 90 days before the first anniversary of the preceding year's annual stockholder meeting. If the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary of the preceding year's annual stockholder meeting, notice will also be timely if delivered within 10 days of the date on which public announcement of the meeting was first made by us.

      In addition, if the number of directors to be elected is increased and no public announcement is made by us naming all of the nominees or specifying the size of the increased board of directors at least 70 days before the first anniversary of the preceding year's annual meeting, or, if the date of the annual meeting is more than 30 days before or 60 days after the anniversary of the preceding year's annual meeting, at least 70 days before the annual meeting, a stockholder's notice will be considered timely, with respect to the nominees for any new positions created by the increase, if it is delivered to our Secretary within 10 days of the date on which public announcement of the meeting was first made by us.

      Under our bylaws, to be timely, notice of a stockholder nomination to be made at a special stockholder meeting must be received no less than 60 days, nor more than 90 days, before a special meeting at which directors are to be elected or within 10 days of the date on which public announcement of the special meeting was first made by our company.

      A stockholder's notice to us must set forth all of the following:

      o all information required to be disclosed in solicitations of proxies for election of directors, or information otherwise required by applicable law, relating to any person that the stockholder proposes to nominate for election or re-election as a director, including that person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected

      o a brief description of the business the stockholder proposes to bring before the meeting, the reasons for conducting that business at that meeting and any material interest of the stockholder in the business proposed

      o the stockholder's name and address as they appear on our books and the class and number of shares which are beneficially owned by the stockholder

      o The chairman of our stockholder meeting will have the power to determine whether the nomination or proposal was made by the stockholder in accordance with the advance notice procedures set forth in our bylaws.

      o If the chairman determines that the nomination or proposal is not in compliance with advance notice procedures, the chairman may declare that the defective proposal or nomination will be disregarded.

                EXECUTIVE COMPENSATION OF OFFICERS AND DIRECTORS

      At our inception, our officers and directors received 1,007,097 shares of Common Stock valued at $0.001 (par value) per share in consideration for pre-incorporation services rendered to our company related to investigating and developing our proposed business plan and capital structure, and completion of the incorporation and organization of our company. None of our officers or directors has received any other compensation.

SUMMARY COMPENSATION TABLE

      The following summary compensation table presents information about the compensation paid by us during our three most recent fiscal years to those individuals who were (i) our Chief Executive Officer (the "CEO") at the end of the last completed fiscal year, regardless of compensation level and (ii) our most highly compensated executive officer other than the CEO who was serving as an executive officer at the end of the last completed fiscal year and whose total annual salary and bonus for the last completed fiscal year exceeded $100,000 and (iii) three additional individuals who served as executive officers during 2003 (collectively, the "Named Executive Officers").

                   ANNUAL COMPENSATION LONG-TERM COMPENSATION

NAME AND PRINCIPAL       YEAR       2004 BASE         BONUS        OPTIONS      COMPENSATION
POSITION                              SALARY                                      GRANTED
Douglas A. Dyer          2004             0             0             0             0
Jack Eversull            2004             0             0             0             0
John D. Lane             2004             0             0             0             0

      It is possible that, after we successfully consummate a merger or acquisition with an unaffiliated entity, that entity may desire to employ or retain one or more members of our management for the purposes of providing services to the surviving entity, or otherwise provide other compensation to such persons. However, we have adopted a policy whereby the offer of any post-transaction remuneration to members of management will not be a consideration in our decision to undertake any proposed transaction. Each member of management has agreed to disclose to our Board of Directors any discussions concerning possible compensation to be paid to them by any entity which proposes to undertake a transaction with us and further, to abstain from voting on such transaction. Therefore, as a practical matter, if each member of our Board of Directors is offered compensation in any form from any prospective merger or acquisition candidate, the proposed transaction will not be approved by our Board of Directors as a result of the inability of the Board to affirmatively approve such a transaction.

      We do not have an audit committee or a compensation committee. We do not intend to create an audit committee or a compensation committee until after the completion of a business combination.

      No member of our management will receive any finders fee, either directly or indirectly, as a result of their respective efforts to implement our business plan outlined herein. Also, there are no plans, proposals, arrangements or understandings with respect to the sale or issuance of additional securities by our company prior to the location of an acquisition or merger candidate.

      Although we have a very large amount of authorized but unissued common and preferred stock that may be issued without further shareholder approval or notice, it is our intention to avoid inhibiting certain transactions with prospective acquisition or merger candidates, based upon the perception by such candidate that they may be engaged in a rapidly expanding industry and cannot afford to proxy shareholders each time their management needs to authorize additional shares.

Compensatory Stock Plans

      We have adopted certain plans that will allow our company to pay or accrue additional compensation to our officers and directors for services related to seeking business opportunities and completing a merger or acquisition transaction. We have also adopted a compensatory stock-option plan for the benefit of directors and/or officers or other employees, and the Board of Directors may recommend implementation of such program in the foreseeable future.

      Under the terms of our present consulting and advisory services plan, our Company is authorized to issue a maximum of 1,000,000 common shares from time to time, for the benefit of directors, officers, full time employees, consultants and advisors of our company or its subsidiaries and companies wholly owned by these individuals.

      There have been no common shares or options issued under our compensatory stock option plan or under our consulting and advisory services plan

Director Compensation

      Our directors, no matter whether they are officers or not, are not compensated for serving.

Limitation of Liability and Indemnification

      Our Articles of Incorporation provide that a director of our company shall not be personally liable to us or any of our shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

      1. for any breach of the director's duty of loyalty to our company or our shareholders,

      2. for acts or omissions not in good faith or which involve gross negligence, intentional misconduct or a knowing violation of law,

      3. for any unlawful distribution as set forth in the Colorado Model Business Corporation Act of Colorado; or

      4. for any transaction from which the director derived an improper personal benefit. These provisions may have the effect in certain circumstances of reducing the likelihood of derivative litigation against directors.

      While these provisions may eliminate the right to recover monetary damages from directors in various circumstances, rights to seek injunctive or other non-monetary relief is not eliminated.

                             PRINCIPAL STOCKHOLDERS

      The following table contains information on the beneficial ownership of our common stock at June 30, 2004, as adjusted to reflect the issuance of 15,000,000 shares and the potential resale of 1,850,000 shares in connection with a business combination. Unless otherwise indicated, all persons named in the table have sole voting and investment power with respect to the shares beneficially owned by them. The table identifies:

      o Each person known by us to be the owner of more than 5% of the outstanding shares of common stock.

      o     Each of our officers and directors and their affiliates.

      o     All our officers and directors as a group.

                               Before this Offering(1)      After this Offering(1)           After  Combination(1)
                               ----------------------       ---------------------            ----------------------
Name and Address of
Beneficial Owner (2)           Shares       Percent          Shares         Percent         Shares           Percent
--------------------           ------       -------          ------         -------         ------           -------
Douglas A. Dyer                403,394       21.8%          403,394          21.8%             0                0
James H. Brennan, III          403,394       21.8%          403,394          21.8%             0                0
Lane Capital Markets(3)        200,000       10.8%          200,000          10.8%             0                0
Chester Berry                  92,592        5.0%            92,592           5.0%             0                0
Tommy Lee Graham               92,610        5.0%            92,610           5.0%             0                0
James F. Sattler               92,610        5.0%            92,610           5.0%             0                0
Jack Eversull                  50,000        2.7%            50,000           2.7%             0                0
All Officers and Directors
as a Group (three persons)     653,394       35.3%          653,394          35.3%             0                0

(1) Based upon a total of 1,850,000 common shares being issued and outstanding, none of the 1,850,000 original shareholder shares will be sold in this offering but assumes that all shares will be sold at the time of completion of the business combination (2) Unless otherwise specifically stated the address for all those listed is 735 Broad Street, Suite 218, Chattanooga, TN 37402.
(3) This entity is owned solely by one of our directors, John D. Lane and its address is; 263 Queens Grant Rd. Fairfield, CT. 06824.

      Management has no plans to issue any additional securities to management, promoters or their affiliates or associates and will do so only if such issuance is in the best interests of shareholders of our company and complies with all applicable federal and state securities rules and regulations.

      Each of our officers may be deemed to be a "promoter" of our company as that term is defined in Rule 12b-2 of the General Rules of the SEC promulgated under the 1934 Act.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In connection with the organization of our company, our founders received 1,850,000 shares of common stock at a price of $0.001 (par value) per share in connection with advisory and consulting services rendered. These services included pre-incorporation planning, strategic planning and basic organizational planning, including, but not necessarily limited to, drafting of the business plan, attending organizational meetings and general corporate governance planning. The shares were also issued in connection with future services expected to be rendered in connection with the implementation of the business plan.

      Our officers and directors have also paid organizational costs, filing fees and auditing costs in connection with the incorporation of our company and filing of this registration statement. These costs have been shared proportionally by our officers, directors and affiliates. The aggregate amount of these costs is calculated at approximately $1,850 and there is no requirement or commitment that our company must reimburse these individuals for such payments.

      Our company maintains a business address at the office of two of our affiliate shareholders, Mr. Dyer and Mr. Brennan. As a result, we pay no rent and incur no expense for maintenance of an office and do not anticipate paying rent or incurring office expense in the future. All transactions between us and any of our officers or their respective affiliates will be on terms that we believe are no less favorable than the terms that could have been negotiated with unaffiliated third parties. All related party transactions will require prior approval from a majority of our disinterested directors.

                            DESCRIPTION OF SECURITIES

General

      We are authorized to issue 50,000,000 shares of common stock, par value $0.001, and 50,000,000 shares of preferred stock, par value $0.001. As of the date of this prospectus, 1,850,000 shares of common stock are outstanding, held of record by 33 persons. No shares of preferred stock are currently outstanding. Our common shareholders do have preemptive rights and are not entitled to cumulative voting.

      After the completion of a business combination, we will have approximately 33,150,000 shares of authorized and unissued common stock and 50,000,000 shares of authorized and unissued preferred stock. These authorized and unissued shares may be issued without stockholder approval at any time, in the sole discretion of our board of directors. The authorized and unissued shares may be issued for cash, to acquire property or for any other purpose that is deemed in the best interests of our company. Any decision to issue additional shares will reduce the percentage of our stockholders' equity held by the purchasers of the shares and could result in dilution of our net tangible book value.

      The following is a summary of the principal attributes of the share capital of our company.

Common Shares

      The rights, privileges, restrictions and conditions attached to the common shares are as follows:

Voting

      Holders of our common shares shall be entitled to receive notice of and to attend and vote at all meetings of shareholders of our company, except meetings of holders of another class of shares. Each common share shall entitle the holder thereof to one vote.

Dividends

      Subject to the preferences accorded to holders of our preferred shares and any other shares ranking senior to the common shares from time to time with respect to the payment of dividends, holders of common shares shall be entitled to receive, if, as and when declared by the board of directors, such dividends as may be declared thereon by the board of directors from time to time.

Liquidation, Dissolution or Winding-Up

      In the event of the voluntary or involuntary liquidation, dissolution or winding-up of our company, or any other distribution of its assets among its shareholders for the purpose of winding-up its affairs, such event referred to herein as a distribution, holders of common shares shall be entitled, subject to the preferences accorded to our holders of the preferred shares and any other shares ranking senior to the common shares from time to time with respect to payment on a distribution, to share equally, share for share, in the remaining property of our company.

Preferred Shares

      Our articles of incorporation provide that the board of directors is authorized to provide for the issuance of shares of undesignated preferred stock in one or more series, and to fix the designations, powers, preferences and rights of the shares of each series and any qualifications, limitations or restrictions thereof.

      The number of our authorized shares of undesignated preferred stock may be increased by the affirmative vote of the holders of a majority of our common stock, without a vote of the holders of preferred stock, unless their vote is required pursuant to the terms of any preferred stock then outstanding. The number of our authorized shares of undesignated preferred stock may be reduced or eliminated by the affirmative vote of the holders of 80% of our outstanding capital stock entitled to vote in the election of directors, voting together as a single class.

Attributes

      Subject to the filing of Articles of Amendment in accordance with the Act, our board of directors may from time to time fix, before issuance, the designation, rights, privileges, restrictions and conditions attached to each series of preferred shares including, without limiting the generality of the foregoing, the amount, if any, specified as being payable preferentially to such series on a distribution; the extent, if any, of further participation on a distribution; voting rights, if any; and dividend rights (including whether such dividends be preferential, cumulative or non-cumulative), if any.

Liquidation

      In the event of a distribution, holders of each series of preferred shares shall be entitled, in priority to holders of our common shares and any other shares ranking junior to the preferred shares from time to time with respect to payment on a distribution, to be paid ratably with holders of each other series of preferred shares the amount, if any, specified as being payable preferentially to the holders of such series on a distribution.

Dividends

      The holders of each series of our preferred shares shall be entitled to dividends. We have never paid any dividends on our common shares and intend to retain our earnings to finance the growth and development of our business and do not expect to pay dividends in the near future. Our board of directors will review this policy from time to time having regard to our financing requirements, financial condition and other factors considered relevant.

Certain Protective Provisions

General

      Our articles and bylaws and the Colorado revised statutes contain certain provisions designed to enhance the ability of the board of directors to deal with attempts to acquire control of our company. These provisions may be deemed to have an anti-takeover effect and may discourage takeover attempts that have not been approved by the board of directors (including potential takeovers which certain shareholders may deem to be in their best interest) and may adversely effect the price that a potential purchaser would be willing to pay for our stock. These provisions also could discourage or make more difficult a merger, tender offer or proxy contest, even though such transaction may be favorable to the interests of shareholders, and could potentially adversely effect the price of our common stock.

      The following briefly summarizes protective provisions contained in the articles, the bylaws and the Colorado revised statutes. This summary is necessarily general and is not intended to be a complete description of all the features and consequences of these provisions, and is qualified in its entirety by reference to our articles, bylaws and the provisions of the Colorado revised statutes.

Amendment of Articles of Incorporation

      Under Colorado law, articles of incorporation of a Colorado corporation may be amended by approval of the board of directors of the corporation and the affirmative vote of the holders of a majority of the outstanding shares entitled to vote for the amendment, unless a higher vote is required by the corporation's articles of incorporation.

      Our articles of incorporation provides that the affirmative vote of the holders of at least 50% of the outstanding shares of capital stock of our company entitled to vote in the election of directors, voting together as a single class, will be required to reduce or eliminate the number of authorized shares of common stock or preferred stock, or to amend, repeal or adopt any provision inconsistent with the provisions of the articles of incorporation which deal with the following:

      o     undesignated preferred stock

      o matters relating to the board of directors, including number of members, board classification, vacancies and removal

      o the powers and authority expressly conferred upon the board of directors

      o     the manner in which stockholder action may be effected

      o     amendments to bylaws

      o     business combinations with interested stockholders of our company

      o     indemnification of officers and directors of our company

      o     the   personal   liability  of  directors  to  our  company  or  our
            stockholders for breaches of fiduciary duty

      o     the amendment of our company's articles of incorporation

Amendment of Bylaws

      Under Colorado law, stockholders entitled to vote have the power to adopt, amend or repeal bylaws. In addition, a corporation may, in its articles of incorporation, confer such power upon the board of directors. The stockholders always have the power to adopt, amend or repeal bylaws, even though the board may also be delegated such power. Our board of directors is expressly authorized to adopt, amend and repeal the bylaws by an affirmative vote of a majority of the total number of authorized directors at that time, regardless of any vacancies.

      Our bylaws may also be adopted, amended and repealed by the affirmative vote of the holders of at least 50% of the outstanding shares of capital stock entitled to vote in the election of directors, voting together as a single class.

Limitation of Liability of Directors

      The Colorado revised statutes permits a corporation to include a provision in its articles of incorporation eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for damages for a breach of the director's fiduciary duty, subject to certain limitations. Our articles of incorporation include such a provision to the maximum extent permitted by law.

      While these provisions provide directors with protection from awards for monetary damages for breaches of their duty of care, they do not eliminate that duty. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his duty of care.

Indemnification of Directors and Officers

      The Colorado revised statutes permit a corporation to indemnify officers and directors for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful. Our articles of incorporation and bylaws provide that any person who was or is a party or is threatened to be a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative, because that person is or was a director or officer, or is or was serving at the request of either of us as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, will be indemnified against expenses, including attorney's fees, and held harmless by each of us to the fullest extent permitted by the Colorado revised statutes. The indemnification rights conferred by each of us are not exclusive of any other right to which persons seeking indemnification may be entitled under any statute, our articles of incorporation or bylaws, any agreement, vote of stockholders or disinterested directors or otherwise.

      In addition, each of us is authorized to purchase and maintain insurance on behalf of its directors and officers. Additionally, each of us may pay expenses incurred by our directors or officers in defending a civil or criminal action, suit or proceeding because that person is a director or officer, in advance of the final disposition of that action, suit or proceeding. However, such payment will be made only if we receive an undertaking by or on behalf of that director or officer to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified by us, as authorized by our articles of incorporation and bylaws.

Transfer Agent

      We are currently serving as our own transfer agent, and plan to continue to serve in that capacity until such time as management believes it is necessary or appropriate to employ an independent transfer agent in order to facilitate the creation of a public trading market for our securities. Since we do not currently expect any public market to develop for our securities until after we have completed a business combination, we do not currently anticipate that we will seek to employ an independent transfer agent until we have completed such a transaction.

                      INTEREST OF NAMED EXPERTS AND COUNSEL
                            IN REGISTRATION STATEMENT

      No expert named in this prospectus was paid on a contingent basis or had a material interest in our company or any of its subsidiaries or was connected with our company or any of its subsidiaries as a promoter, underwriter, voting trustee, director, officer or employee.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

      Our Articles of Incorporation provide that a director shall not be personally liable to any of its shareholders for monetary damages for breach of fiduciary duty as a director, except liability for the following:

      1. any breach of the director's duty of loyalty to our Company or its shareholders;

      2. acts or omissions not in good faith or which involve gross negligence intentional misconduct or a knowing violation of law;

      3. any unlawful distribution as set forth in the General Corporation Law of the State of Colorado; or

      4. any transaction from which the director derived an improper personal benefit.

      These provisions may have the effect in certain circumstances of reducing the likelihood of derivative litigation against directors. While these provisions may eliminate the right to recover monetary damages from directors in various circumstances, rights to seek injunctive or other non-monetary relief are not eliminated.

      Our By-laws provide for indemnification of our directors to the fullest extent permitted by law. The bylaws also permit us, through action of the board of directors, to indemnify our officers or employees to the fullest extent permitted by law.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by our company of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, our company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Rule 144 and Shares Eligible for Future Sale

      In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of an issuer (or other persons whose shares are aggregated), who has owned restricted shares of Common Stock beneficially for at least one year is entitled to sell, within any three month period, a number of shares that does not exceed the greater of one percent of the total number of outstanding shares of the same class or the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of an issuer for at least the three months immediately preceding the sale and who has beneficially owned shares of Common Stock for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

      All of the outstanding shares of Common Stock held by our present stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. However, recent correspondence directed from the Commission to the NASD suggests that Rule 144 sales by affiliates or their successors/assigns will generally not be afforded an opportunity to rely on Rule 144 for "safe harbor" re-selling under such rule and will most likely only be able to transfer such securities pursuant to an effective registration statement filed under the Securities Act of 1933 (the "Act"). Specifically, the S.E.C., in a January 21, 2000, letter to Mr. Ken Worm of the NASD, has expressed the view that promoters and affiliates of blank-check companies are "underwriters", within the meaning of the '33 Act. Accordingly, securities acquired by non-affiliates from the promoters or affiliates of our Company could not be resold prior to registration under the Act.

      Prior to this Offering, there has been no market for the common stock and no prediction can be made as to the effect, if any, that market sales of shares of common stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market may adversely affect prevailing market prices for the common stock and could impair our ability to raise capital through the sale of its equity securities.

Secondary Trading Exemptions:

      Section 4(1) of the Act exempts transactions by any person other than an issuer, underwriter, or dealer.

      Section 4(3) of the Act exempts transactions by a dealer (including an underwriter no longer acting as an underwriter in respect of the security involved in such transaction), except--

            (a) transactions taking place prior to the expiration of 40 days after the first date upon which the security was bona fide offered to the public by the issuer or by or through an underwriter;

            (b) transactions in a security as to which a registration statement has been filed taking place prior to the expiration of 40 days.

      Based upon the foregoing, we believe that secondary trading opportunities may exist pursuant to Sections 4(1), 4(3) or 4(4) of the Act, provided that we timely file reports required under Section 13 or 15(d) of the Exchange Act and effectuate any filings that may be required in each respective state listed above, if any.

      Although the above information may provide secondary trading exemptions for shareholders, provided they sell in full compliance with Rule 144 of the Act, nonetheless, we must still timely file the reports required to be filed as prescribed by Section 13 or 15(d) of the Exchange Act and must file any required material with each respective state authority.

                 RECENT TRANSACTIONS IN UNREGISTERED SECURITIES

      Unregistered Securities Issued or Sold Within One Year--Recent Sales of Unregistered Securities.

      The following transactions reflect the issuance during the previous two years of securities not registered under the Securities Act.

      On August 23, 2003, we issued 1,850,000 restricted shares to our founding shareholders in connection with services rendered for pre-incorporation services. All such securities were issued to the shareholders of our company with no broker-dealer or underwriter involved and no commissions paid to any person in respect thereto. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Act") and are restricted securities within the meaning of Rule 144 of the Act.

Section 4(2) Sales

      In particular, we confirmed that with respect to any exemption claimed under section 4(2) of the Securities Act:

      1. Each shareholder referred to gave written assurance of investment intent and certificates for the shares distributed to each shareholder bear a legend consistent with such investment intent and restricting transfer;

      2. Share issuances within any offering were made to a limited number of United States citizens. No general solicitation to the public was made in connection with such share issuances;

      3. Each shareholder represented in writing that they (or in the case of corporate shareholders) that their management are sophisticated investors;

      4. Neither our company nor any person acting on our behalf offered or sold the shares by means of any form of general solicitation or general advertising;

      5. Services were performed by certain shareholders as consideration for the shares issued; and

      6. The shareholders represented in writing that they acquired the shares for their own accounts.

         We will continue to take the following action to ensure that a public re-distribution of the shares does not take place:

      1. a restrictive legend will be placed on each stock certificate issued in connection with the founder transactions;

      2. stop transfer order instructions will be placed on each stock certificate issued in connection with the founder transactions; and

      3. shareholders have been placed on notice that their securities will need to be sold in compliance with Rule 144 of the Act, and may not be transferred otherwise.

                           MARKET FOR OUR COMMON STOCK

      No public trading market exists for our securities and all of our outstanding securities are restricted securities as defined in Rule 144. There were thirty-three (33) holders of record of our common stock on June 30, 2004. No dividends have been paid to date and our Board of Directors does not anticipate paying dividends in the foreseeable future.

      We have not issued any options or warrants to purchase, or securities convertible into, our common equity. The 1,850,000 shares of our common stock currently outstanding are restricted securities as that term is defined in the Securities Act. Generally, Rule 144 provides that director, executive officer, and persons or entities that they control or who control them may sell shares of common stock in any three-month period in a limited amount. However, the SEC has taken the position that resales cannot be made pursuant to Rule 144 for blank check companies. Therefore, the 1,850,000 outstanding shares held by our stockholders cannot be sold pursuant to Rule 144, but must be registered.

      MARKET PRICE. Our common stock is not quoted at the present time, as there is currently no market for our common stock.

      Effective August 11, 1993, the Securities and Exchange Commission adopted Rule 15g-9, which established the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. Should a market develop for our common stock, it is likely that our share price would be under $5.00 per share. For any transaction involving a penny stock, unless exempt, the rules require:

      1. that a broker or dealer approve a person's account for transactions in penny stocks; and

      2. the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

      In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

      1. obtain financial information and investment experience and objectives of the person; and

      2. make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

      The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form,:

      1. sets forth the basis on which the broker or dealer made the suitability determination; and

      2. that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                              PLAN OF DISTRIBUTION

      The shares being offered by our selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may only be sold in connection with the business combination transaction.

The sale price to the public may be:

      o     the market price prevailing at the time of sale;

      o     a price related to such prevailing market price;

      o     at negotiated prices; or

      o such other price as the selling stockholders determine from time to time.

      No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into. If a selling stockholder enters into such an agreement or agreements, the relevant details will be set forth in a supplement or revisions to this prospectus.

      We have agreed to pay all fees and expenses incident to the registration of the shares, including certain fees and disbursements of counsel to the selling shareholders. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Conduct of the Offering

      This Offering shall commence promptly upon effectiveness of the registration statement. We will not use an underwriter or securities dealer. We cannot provide assurances that we will complete a business combination, significantly restricting our activities and plan of operations. We will not compensate any person in connection with the offer and sale of the shares.

      Our officers and directors (affiliate shareholders) shall distribute prospectuses related to the offering. We estimate that they will distribute a limited number of prospectuses to acquaintances, colleagues and sophisticated and/or accredited investors. Provided additional officers are appointed, they will be identified by way of an amendment to this filing.

      Our officers and directors shall conduct the offering of the shares. Although they are collectively an "associated person" as that term is defined in Rule 3a4-1 under the 1934 Act, they will not be deemed to be a broker because:

      o they will not be subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Securities Exchange Act at the time of the sale of our securities;

      o they will not be compensated in connection with the sale of our shares;

      o they will not be an associated person of a broker or dealer at the time of their participation in the sale of our securities; and

      o they shall restrict their participation to the following activities in order to fit within the scope of Rule 3a4-1:

            (i) preparing written communications or delivering them through the mails or other means that does not involve their oral solicitation of a potential purchaser;

            (ii) responding to inquiries of potential purchasers in communications initiated by potential purchasers, provided however, that the content of each response is limited to information contained in the registration statement; or

            (iii) performing ministerial and clerical work involved in effecting any transaction.

      We will also defer the detailed responsibilities and services of negotiating and consummating a business combination transaction to our legal counsel so that we may avoid having any of our officers and directors take part in any processes that may outside the limits of the provisions set forth above.

      Our officers will perform substantially all of the functions that would ordinarily be performed by brokers in a more conventional securities offering, but they will not seek registration as brokers because they will be acting as principals, rather than intermediaries, in connection with the various transactions set forth above.

      If we subsequently conclude that an exemption from the broker registration requirements of the 1934 Act is not available for a proposed transaction, we note that several of our directors are in fact registered brokers and will ensure that appropriate registrations are obtained before selling activities begin. If we retain an underwriter, we will halt the distribution and amend our registration statement accordingly.

Offering of Business Combination Shares

      We have registered 15,000,000 shares that we may offer to issue in connection with a business combination. These shares will only be used for acquiring assets or exchanging stocks Subject to the limits described in this prospectus, our officers will have broad discretion to structure a business combination and establish terms for the issuance of such shares. All material terms of a proposed business combination will be determined by arms-length negotiations between our officers and the representatives of a potential target. All material terms of a proposed business combination will be disclosed in our reconfirmation offering prospectus. Any shares that are not issued in connection with a business combination will be removed from registration in connection with our reconfirmation offering.

Potential Transfer of Original Shareholder Shares

      We have issued 1,850,000 shares that our shareholders may resell or transfer to personal assigns, non-affiliates, advisors, participants in a business combination and others, subject to the provisions of Rule 419.

      Any proceeds from the resale of such shares may be substantial. Our company will not have any interest in the proceeds from the resale of these shares.

      Our officers and directors have broad discretion to establish terms for the resale or other transfer of their shares. They may also make bona fide gifts or charitable contributions of their shares. There are no fixed numerical limitations on such gifts or charitable contributions. All agreements for the resale or other transfer of affiliate shares will be subject to the completion of our reconfirmation offering. In connection with the resale of affiliate shares, each of our officers and/or directors have agreed that they will not:

      o Transfer affiliate shares to any of our current officers or their respective affiliates;

      o Transfer affiliate shares to family members of any current officer who share that officer's residence;

      o Transfer affiliate shares for value unless the purchaser is an advisor to us or the sale is an integral element of the business combination;

      o Transfer affiliate shares at a price that represents a premium to the per share value received by us in connection with the issuance of business combination shares;

      o     Transfer   affiliate  shares  to  any  person  unless  all  material
            transaction terms are described in our reconfirmation offering prospectus;

      o Permit any purchaser to pay for affiliate shares until the closing of the business combination; or

      o Complete any transfer of affiliate shares until the closing date of the business combination.

      If our officers and/or directors agree to sell or transfer affiliate shares, they will promptly deposit stock certificates for those shares in the Escrow Account where they will be held in trust for the benefit of the recipients until we complete our reconfirmation offering and close a business combination.

                                     EXPERTS

      The financial statements included in this prospectus have been audited by Prescott Chatellier Fontaine & Wilkinson, LLP, independent public accountants, as indicated in their report on such financial statements, and are included in this prospectus in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                                  LEGAL MATTERS

      We are not a party to any legal proceedings.

      Certain legal matters, including the validity of the shares being issued, will be passed upon for Contrarian by the law firm of Vial, Hamilton, Koch & Knox, LLP.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

      We have filed a Form S-1 registration statement under the Securities Act with the SEC. Our registration statement includes certain exhibits, schedules and other materials that are not included in this prospectus. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, other parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about our securities, this offering and us. The registration statement and its exhibits can be inspected and copied at the SEC's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549-1004. You may obtain information about the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at that contains our Form S-1 and other reports, proxy and information statements and information that we file electronically with the SEC.

          (THE BALANCE OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK)

                      CONTRARIAN PUBLIC INVESTMENT I, INC.
                          (A Development Stage Company)

                              FINANCIAL STATEMENTS
                           PERIOD ENDED JUNE 30, 2004

Index to Financial Statements                                                F-1
Report of Independent Auditor                                                F-2
Balance Sheet                                                                F-3
Statement of Operations                                                      F-4
Statement of Changes in Stockholders' Equity                                 F-5
Cash Flow Statement                                                          F-6
Notes to Financial Statements                                      F-7 thru F-10

                              ---------------------

      REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of CONTRARIAN PUBLIC INVESTMENT I, INC.
(A Development Stage Company)

      We have audited the accompanying balance sheets of CONTRARIAN PUBLIC INVESTMENT I, INC. (a development stage company) as of June 30, 2004 and the related consolidated statements of operations and loss accumulated in the development stage, changes in stockholders' equity and cash flows for the period August 21, 2003 (date of inception) to June 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CONTRARIAN PUBLIC INVESTMENT I, INC. as of June 30, 2004, and the results of its operations and its cash flows for the period August 21, 2003 (date of inception) to June 30, 2004 in conformity with U.S. generally accepted accounting principles.

      The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is a development stage enterprise and has focused its efforts on the raising of capital and acquiring existing businesses through merger or acquisition. The Company has not yet commenced its principal operations. Accordingly, the Company has no operating history, which raises substantial doubt about its ability to continue as a going concern as discussed in Note 7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ PRESCOTT, CHATELLIER,FONTAINE & Wilkinson LLP
Providence, Rhode Island
Date: July 28, 2004

                      CONTRARIAN PUBLIC INVESTMENT I, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                  BALANCE SHEET
                                  JUNE 30, 2004

                                     ASSETS
                                     ------
TOTAL ASSETS:                                                                         $     0
                                                                                      -------
                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      -------------------------------------
TOTAL LIABILITIES:                                                                    $     0
                                                                                      -------
STOCKHOLDERS' EQUITY:
Preferred stock, $.001 par value; 50,000,000 shares authorized
$.001 par value; 50,000,000 shares authorized;
Common stock, 1,850,000 issued and outstanding                                          1,850
Deficit accumulated during the development stage                                       (1,850)
    TOTAL STOCKHOLDERS' EQUITY                                                              0
                                                                                      -------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                            $     0
                                                                                      -------

SEE NOTES TO FINANCIAL STATEMENTS WHICH ARE AN INTEGRAL PART OF THESE STATEMENTS

                      CONTRARIAN PUBLIC INVESTMENT I, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                           STATEMENT OF OPERATIONS AND
                    LOSS ACCUMULATED IN THE DEVELOPMENT STAGE
        PERIOD FROM AUGUST 21, 2003 (DATE OF INCEPTION) TO JUNE 30, 2004

                                                    August 21, 2003
                                                   (Date of Inception)
                                                    to June 30, 2004

Revenue                                                $     0
Expenses:
     Professional fees                                   1,850
                                                       -------
Net loss for the period                                $(1,850)

Accumulated loss, beginning of the period                    0
                                                       -------
Accumulated loss, end of the period                    $(1,850)
                                                       =======
Basic and fully diluted loss per common share            (0.00)

SEE  NOTES  TO  FINANCIAL  STATEMENTS  WHICH  ARE  AN  INTEGRAL  PART  OF  THESE
STATEMENTS.

                      CONTRARIAN PUBLIC INVESTMENT I, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
        PERIOD FROM AUGUST 21, 2003 (DATE OF INCEPTION) TO JUNE 30, 2004

                                                                        Deficit
                                                                      Accumulated
                                            Common Stock               During the
                                       Shares            Amount     Development Stage     Total
                                     ---------          ---------      ---------        ---------
Issuance of common stock at
 August 21, 2003
 (Date of Inception)

Inception                            1,850,000          $   1,850                           1,850

Net loss for the period                                                $  (1,850)       $  (1,850)
                                     ---------          ---------      ---------        ---------

BALANCE at June 30, 2004             1,850,000          $   1,850      $  (1,850)               0
                                     =========          =========      =========        =========

SEE  NOTES  TO  FINANCIAL  STATEMENTS  WHICH  ARE  AN  INTEGRAL  PART  OF  THESE
STATEMENTS.

                      CONTRARIAN PUBLIC INVESTMENT I, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF CASH FLOWS
        PERIOD FROM AUGUST 21, 2003 (DATE OF INCEPTION) TO JUNE 30, 2004

                                                           August 21, 2003
                                                         (Date of Inception) to
                                                            June 30, 2004
                                                         ---------------------
Cash flows from operating activities:
   Net loss for the period                                     $(1,850)
Adjustments to reconcile net loss to net cash used by
     operating activities
          Stock issued at inception for services                1, 850

 Net cash used by operating activities                             -0-
                                                               -------

Net increase in cash                                               -0-

Cash, beginning of period                                          -0-
                                                               -------

Cash, end of period                                                -0-
                                                               =======

SEE  NOTES  TO  FINANCIAL  STATEMENTS  WHICH  ARE  AN  INTEGRAL  PART  OF  THESE
STATEMENTS.

                      CONTRARIAN PUBLIC INVESTMENT I, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2004

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

            ORGANIZATION AND DEVELOPMENT STAGE OPERATIONS

            Contrarian Public Investment I, INC. (a Development Stage Company) (the Company) was incorporated on August 21, 2003, in the State of Colorado, for the purpose of conducting a public distribution of securities (the Proposed Distribution) and then effecting a merger, acquisition or other business combination transaction (Business Combination) with an unidentified privately-held company (a Target). The Company's business strategy is also referred to as a "blind pool" because neither the management of the Company nor the persons who acquire securities in the Proposed Distribution know what the business of the Company will ultimately be. The Company is in the development stage and has had no significant business activity to date.

            STOCK-BASED COMPENSATION

            The Company accounts for stock-based compensation under Statement of Financial Accounting Standards ("SFAS") No. 123 "Accounting for Stock-Based Compensation". The Company accounts for stock-based compensation based on the fair value of the consideration received or the fair value of the stock issued, whichever is more reliably measurable.

            ESTIMATES

            The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

            INCOME TAXES

            The Company accounts for income taxes based upon the liability method as required by FASB Statement No. 109, "Accounting from Income Taxes." Under FASB Statement No. 109, deferred tax assets and liabilities are determined based on differences between financial reporting and the tax basis of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

            RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

            In July, 2002 the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. In November 2002, the FASB issued Interpretation No. 45 (FIN 45), Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. In January 2003, the FASB issued FASB Interpretation No. 46 (FIN 46), Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51. The Company has evaluated the impact of the adoption of these standards and does not believe that their adoption will have an impact on its financial position and results of operations.

            In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation, Transition and Disclosure. SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation, and also requires that disclosures of the pro forma effect of using the fair value method of accounting for stock-based employee compensation be displayed more prominently and in a tabular format. Certain of the disclosure modifications are required for fiscal years ending after December 15, 2002. Our management has adopted this standard effective January 1, 2003, and the adoption of this standard is not expected to have a material impact on our consolidated results of operations or financial position, since we continue to use the intrinsic-value method of accounting for employee stock-based compensation as outlined in APB Opinion No. 25.

      SFAS No. 149, Amendment of Statement 133 on "Derivative Instruments and Hedging Activities," was issued in April 2003 and amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. We do not believe that the adoption of SFAS No. 149 will have a material impact on our financial position or results of operations.

      SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity," was issued in May 2003 and requires issuers to classify as liabilities (or assets in some circumstances) three classes of freestanding financial instruments that embody obligations for the issuer. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. We believe the adoption of SFAS No. 150 will have no immediate impact on our financial position or results of operations.

      The FASB issued Interpretation (FIN) No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of
Indebtedness of Others, in November 2002 and FIN No. 46, Consolidation of Variable Interest Entities, in January 2003. FIN No. 45 is applicable on a prospective basis for initial recognition and measurement provisions to guarantees issued after December 2002; however, disclosure requirements are effective immediately. FIN No. 45 requires a guarantor to recognize, at the inception of a guarantee, a liability for the fair value of the obligations undertaken in issuing the guarantee and expands the required disclosures to be made by the guarantor about its obligation under certain guarantees that it has issued. The adoption of FIN No. 45 did not have a material impact on our financial position or results of operations. FIN No. 46 requires that a company that controls another entity through interest other than voting interest should consolidate such controlled entity in all cases for interim periods beginning after June 15, 2003. We do not believe the adoption of FIN No. 46 will have a material impact on our financial position or results of operations.

2. STOCKHOLDERS' EQUITY

      On August 21, 2003, the Company issued one million, five hundred fourteen thousand, one hundred ninety four (1,514,194) shares of its $.001 par value common stock at inception in exchange for legal services paid by related parties, valued at the fair market value of the legal services provided to the Company in the amount of $1,514. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Act") and are restricted securities within the meaning of Rule 144 of the Act.

      Also at inception, on August 21, 2003, the Company issued three hundred thirty five thousand, eight hundred six (335,806) shares of its $.001 par value common stock for professional services, valued at the fair market value of the legal services provided to the Company in the amount of $336. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Act") and are restricted securities within the meaning of Rule 144 of the Act.

      The Company's Board of Director's has the power to issue any or all of the authorized but unissued Common Stock without stockholder approval. The Company currently has no commitments to issue any shares of Common Stock other than the gift shares. However, the Company will, in all likelihood, issue a substantial number of additional shares in connection with a Business Combination. Since the company expects to issue additional shares of Common Stock in connection with a Business Combination, the ultimate ownership of the gift share donees is likely to be less than 5% of the issued and outstanding common stock of the Company. It is impossible to predict whether a business combination will ultimately result in dilution to donees. If the target has a relatively weak balance sheet, a Business Combination may result in significant dilution. If a target has a relatively strong balance sheet, there may be no dilution.

      The Company authorized 50,000,000 shares of Series A convertible preferred stock with a par value of $.001 per share. Currently, there are no shares outstanding. Each share of preferred stock can be converted into one share of common stock and each share is entitled to one vote, voting together with the holders of shares of common stock. There are no shares of preferred stock issued or outstanding.

      The Board of Directors of the Company is empowered, without stockholder approval, to issue up to 50,000,000 shares of "blank check" preferred stock

3. EARNINGS PER SHARE

      The Company accounts for earnings per share under Statement of Financial Accounting Standards No. 128 "Earnings Per Share", which requires presentation of basic earnings per share ("Basic EPS") and diluted earnings per share ("Diluted EPS"). The computation of Basic EPS is computed by dividing net income by the weighted average number of outstanding common shares during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period.

The shares used in the computation are as follows:

                                                                June 30, 2004
                                                                -------------
         Basic EPS...................................             1,850,000
         Diluted EPS.................................             1,850,000

4. RELATED PARTY TRANSACTIONS

      At inception a total of 1,850,000 shares of common stock were issued to related parties in exchange for payment of legal services provided to Contrarian Public Investment I, Inc. in the amount of $1,850.

5. INCOME TAXES

      Due to the current period's operating loss, the Company has no provision for income taxes for 2004.

      Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company's net deferred tax asset balances are attributable to net operating loss carryforwards. The deferred tax asset was calculated using a blended rate of 40% for federal and state income taxes. At June 30, 2004, the Company's deferred tax asset consisted of the following:

Deferred tax asset................................................$   800
Valuation allowance ..............................................   (800)
                                                                  -------
Net deferred tax assets recognized on the
accompanying balance sheets......................................$      0
                                                                  =======

The components of the income tax provision (benefit) consisted of the following for the year ended June 30, 2004.

Tentative tax provision ..................             (800)
Change in valuation allowance ............              800
                                                    -------

        Net income tax provision .........          $     0
                                                    =======

The Company has a net operating and economic loss carryforward of approximately $1,850 available to offset future federal and state taxable income through 2024.

6. INCENTIVE STOCK PLAN

            The Company's 2004 Incentive Stock Plan was adopted and approved in connection with the organization of the Company. The common stock reserved for issuance under the plan will be the lesser of 1,000,000 shares, or 10% of the total number of shares outstanding after the closing of a Business Combination.

            There were no stock options or other incentive awards outstanding at June 30, 2004.

      The class of persons eligible to participate in the plan includes all full-time and part-time employees of the Company, provided that the eligible participants do not include employees who are eligible to receive awards under the terms of any employment contract or specialty plan adopted by us in the future. The plan permits the grant of a variety of incentive awards including
(i) non-qualified stock options, (ii) incentive stock options, (iii) shares of restricted stock, (iv) shares of phantom stock, and (v) stock bonuses. In addition, the plan allows us to grant cash bonuses that will be payable when an employee is required to recognize income for federal income tax purposes because of the vesting of Shares of restricted stock or the grant of a stock bonus.

7. GOING CONCERN

      The financial statements of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Accordingly, the financial statements do not include any adjustments that might be necessary should the Company be unable to continue in existence.

      The Company has been in the development stage since its inception in 2003 to present and has incurred losses from its inception through June 30, 2004 amounting to $1,850. The Company's ability to meet its future obligations is dependent upon its ability to raise capital and close on a potential business combination as discussed in Note 1. These factors raise substantial doubt about the Company's ability to continue as a going concern. The shareholders believe that the necessary capital and the future acquisition of business will take place and will provide for the Company to continue as a going concern.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The Model Business Corporation Act of the State of Colorado ("CMBCA") provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person's conduct was unlawful.

      The CMBCA provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation.

      The CMBCA provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

      The Company's Articles of Incorporation (incorporated by reference herein) provides for indemnification of directors, officers and other persons as follows:

      To the fullest extent permitted by the CMBCA as the same now exists or may hereafter be amended, the Corporation shall indemnify, and advance expenses to, its directors and officers and any person who is or was serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Corporation, by action of its board of directors, may provide indemnification or advance expenses to employees and agents of the Corporation or other persons only on such terms and conditions and to the extent determined by the board of directors in its sole and absolute discretion.

      The indemnification and advancement of expenses shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

      The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corp oration as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.

      The indemnification and advancement of expenses, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such officer or director. The indemnification and advancement of expenses that may have been provided to an employee or agent of the Corporation by action of the board of directors, shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person, after the time such person has ceased to be an employee or agent of the Corporation, only on such terms and conditions and to the extent determined by the board of directors in its sole discretion.

THE COMPANY'S BY-LAWS (INCORPORATED BY REFERENCE HEREIN) PROVIDES THAT:

      Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, because he is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "Indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the CMBCA, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide before such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that, except as provided in the section "Right of Indemnitees to Bring Suit" with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation.

RIGHT TO ADVANCEMENT OF EXPENSES.

      The  right  to   indemnification   conferred  in  the  section  "Right  to
Indemnification" of this Article shall include the right to be paid by the Corporation the expenses (including attorney's fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the CMBCA requires, an advancement of expenses incurred by an Indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this section or otherwise. The rights to indemnification and to the advancement of expenses conferred in this section and the section "Right to Indemnification" of this Article shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators. Any repeal or modification of any of the provisions of this Article shall not adversely affect any right or protection of an Indemnitee existing at the time of such repeal or modification.

RIGHT OF INDEMNITEES TO BRING SUIT.

      If a claim under the section "Right to Indemnification" or "Right to Advancement of Expenses" of this Article is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expenses of prosecuting or defending such suit. In (1) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (2) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the CMBCA.

      Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the CMBCA, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the Corporation.

NON-EXCLUSIVITY OF RIGHTS.

      The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Articles of Incorporation as amended from time to time, these By-Laws, any agreement, any vote of stockholders or disinterested directors or otherwise.

INSURANCE.

      The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the CMBCA.

INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION.

      The Corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation. The directors and officers of our company are covered by a policy of liability insurance.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table sets forth the various expenses, which will be paid by us in connection with the issuance and distribution of the securities being registered. With the exception of the registration fees, all amounts shown are estimates.

Registration fee                                                      $     2
Blue sky fees and expenses (including legal and filing fees)                0
Printing expenses (other than stock certificates)                           0
Legal fees and expenses (other than blue sky)                          15,000
Accounting fees and expenses                                           10,000
Transfer Agent and Registrar fees and expenses                              0
Miscellaneous expenses                                                 10,000
                                                                      -------
                                                                      -------
       Total                                                          $35,002
                                                                      =======

             UNREGISTERED SECURITIES ISSUED OR SOLD WITHIN ONE YEAR

      The following information sets forth all securities of the Company sold by it since inception, which securities were not registered under the Securities Act of 1933, as amended. There were no underwriting discounts and commissions paid in connection with the issuance of any shares of common stock prior to the date of this Registration Statement.

      All of the sales of securities prior to the date hereof were made in reliance upon Sections 4(2) and 4(6) of the Securities Act, which provides exemption for transactions not involving a public offering. All shares were issued at the time of organization of the Company and a total of 1,850,000 common stock shares have been issued. Each certificate evidencing such shares of Common Stock, will bear an appropriate restrictive legend and "stop transfer" orders are maintained on our stock transfer records there against. None of these sales involved participation by an underwriter or a broker-dealer.

                                    EXHIBITS

                                INDEX TO EXHIBITS

EXHIBIT  NO.    DESCRIPTION

x               3.1    Articles of Incorporation
x               3.2    Bylaws
x               4.1    Specimen Stock Certificate
x               4.2    Form Escrow Account Agreement between the Registrant
                       and escrow agent
x                      5.1 Opinion of the Law Offices of Vial, Hamilton,
                       Koch & Knox, LLP, regarding the legality of the
                       securities being offered hereby.
x               10.1   2004 Stock Plan of Contrarian Public Investment I, Inc.
x               23.1   Consent of Counsel (contained in Exhibit 5.1)
x               23.2   Consent of Prescott Chatellier Fontaine & Wilkinson, LLP

                          ----------------------------

x   filed herewith

                                  UNDERTAKINGS

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit of proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      The undersigned registrant hereby undertakes that:

      1. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497 (h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      2. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chattanooga, State of Tennessee, on the 18th day of August, 2004.

                                           Contrarian Public Investment I, Inc.

                                           /s/Douglas A. Dyer
                                           ------------------------------------
                                           President and Chief Financial Officer

      Each of the officers and directors of Contrarian Public Investment I, Inc. whose signature appears below hereby constitutes and appoints Douglas A. Dyer, as his true and lawful attorney-in-fact and agent, with full power of substitution, with the power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-1, and to perform any acts necessary to be done in order to file such amendment, and each of the undersigned does hereby ratify and confirm all that such attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

 Signature                   Title                        Date

 /s/ Douglas A. Dyer         President and Director        August 18, 2004
 ------------------------    (Chief Operating
                             and Financial Officer)

 /s/ John D. Lane            Director                      August 18, 2004
 ------------------------

 /s/ Jack Eversull           Secretary and Director        August 18, 2004
 ------------------------


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